Exhibit 1.2

PB BANCORP, INC.

(a Maryland corporation)

Up to 3,953,125 Shares

(Subject to increase to up to 4,546,094 shares)

COMMON STOCK

($0.01 Par Value)

Offering Price $8.00 Per Share

AGENCY AGREEMENT

_____________, 2015

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor
New York, New York 10019

Ladies and Gentlemen:

PSB Holdings, Inc., a federal stock corporation (the “Mid-Tier Holding Company”), PB Bancorp, Inc., a newly formed Maryland corporation organized to be the successor to the Mid-Tier Holding Company (the “Holding Company”), Putnam Bancorp, MHC, a federally-chartered mutual holding company (the “MHC”) and Putnam Bank, a Connecticut-chartered stock savings bank (the “Bank”), the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”) (collectively, the Mid-Tier Holding Company, the Holding Company, the MHC and the Bank are referred to as the “Primary Parties”) hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. (the “Agent”) as follows:

Section 1.          The Offering. The MHC, in accordance with the Plan of Conversion and Reorganization, as amended (the “Plan”), intends to convert from the federally-chartered mutual holding company form of organization to the stock holding company form of organization (the “Conversion”) in accordance with the laws of the United States and 12 C.F.R. Part 259 (Regulation MM) of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) (collectively, the “Conversion Regulations”). In connection with the Conversion, the Holding Company will offer shares of Common Stock (as defined below) on a priority basis to (1) Eligible Account Holders; (2) Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Bank; (3) Supplemental Eligible Account Holders; and (4) Other Depositors (all capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings set forth in the Plan).

Pursuant to the Plan, the Holding Company is offering a minimum of 2,921,875 shares and a maximum of 3,953,125 shares of common stock, par value $0.01 per share (the “Common Stock”) (subject to an increase to up to 4,546,094 shares) (the “Offer Shares”), in the Subscription Offering, and, if necessary, (1) the Community Offering and/or (2) the Syndicated

Community Offering (collectively, the “Offering”). The Holding Company will sell the Offer Shares in the Offering at $8.00 per share (the “Purchase Price”).

Pursuant to the Plan, the Holding Company will issue a minimum of 2,143,154 shares and a maximum of 2,899,561 shares of its Common Stock (subject to an increase to up to 3,334,496 shares) (the “Exchange Shares”) to existing public stockholders of the Mid-Tier Holding Company in exchange for their existing shares of the Mid-Tier Holding Company (the “Exchange”) so that, upon completion of the Offering and the Exchange, 100% of the outstanding shares of Common Stock of the Holding Company will be publicly held, 100% of the outstanding shares of common stock of the Bank will be held by the Holding Company, and the MHC and the Mid-Tier Holding Company will cease to exist. Collectively, the Offer Shares and the Exchange Shares may also be termed the “Shares.” If the number of Shares is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, where applicable.

Pursuant to the Plan, in the Subscription Offering, the Holding Company will offer the Offer Shares, subject to the allocation procedures and purchase limitations set forth in the Plan, in descending order of priority to: (1) Eligible Account Holders; (2) Tax-Qualified Employee Stock Benefit Plans of the Holding Company or the Bank; (3) Supplemental Eligible Account Holders; and (4) Other Depositors. The Holding Company may offer the Offer Shares, if any, remaining after the Subscription Offering, in the Community Offering on a priority basis first to natural persons and trusts of natural persons residing in New London and Windham Counties in Connecticut, and then to the Mid-Tier Holding Company’s public stockholders as of the Voting Record Date and then to the general community. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, Offer Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to selected members of the general public through a syndicate of registered broker-dealers (“Assisting Brokers”) that are members of the Financial Industry Regulatory Authority (“FINRA”) managed by KBW as the sole book-running manager.

It is acknowledged that the number of Offer Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of the Offer Shares in the Offering is subject to minimum and maximum purchase limitations as described in the Plan and the Prospectus; and that the Holding Company may reject, in whole or in part, any subscription received in the Community Offering and the Syndicated Community Offering.

The Holding Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-________) in order to register the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and the regulations promulgated thereunder (the “1933 Act Regulations”), and has filed such amendments thereto as have been required to the date hereof (the “Registration Statement”). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the 1933 Act Regulations differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the

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term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

In connection with the Conversion, the MHC filed with the Federal Reserve Board an application for conversion to a stock company (together with any other required ancillary applications and/or notices and amendments thereto, the “Conversion Application”) as required by the Federal Reserve Board in accordance with the Home Owners’ Loan Act, as amended (the “HOLA”), and 12 C.F.R. Part 239. The Holding Company has also filed with the Federal Reserve Board its application on Form H-(e)1-S (together with any other required ancillary applications and/or notices and amendments thereto, the “Holding Company Application”) to become a unitary savings and loan holding company under the HOLA and the regulations promulgated thereunder. The Holding Company has also filed with the Connecticut Department of Banking (the “Connecticut Banking Department”) an application for approval for the Holding Company to acquire the Bank and to amend the Bank’s certificate of incorporation (together with any other required ancillary applications and/or notices and amendments thereto, the “Connecticut Application”), as required by Section 36a-184 of the Banking Law of Connecticut, amended.

Section 2. Retention of Agent; Compensation. Subject to the terms and conditions herein set forth, the Primary Parties hereby appoint the Agent as their exclusive financial advisor and marketing agent (1) to utilize its best efforts to solicit subscriptions for the Offer Shares and to advise and assist the Primary Parties with respect to the sale by the Holding Company of the Offer Shares in the Offering and (2) to participate in the Offering in the areas of market making and in syndicate formation (if necessary).

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Primary Parties as to the matters set forth in the letter agreement, dated June 12, 2015, by and between the Mid-Tier Holding Company and the Agent (the “Letter Agreement”) (a copy of which is attached hereto as Exhibit A). The Primary Parties acknowledge that the Agent shall not be required to purchase any Shares or be obligated to take any action that is inconsistent with all applicable laws, regulations, decisions or orders.

Except as specifically provided for in Section 11 hereof, the obligations of the Agent pursuant to this Agreement shall terminate upon consummation of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the “End Date”) unless the Primary Parties and the Agent agree in writing to extend such period and the Federal Reserve Board agrees to extend the period of time in which the Offer Shares may be sold. All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date.

In the event that the Conversion and Offering are not consummated for any reason, including but not limited to the inability to sell a minimum of 2,921,875 Shares within the period herein provided (including any permitted extension thereof), or such other minimum number of shares as shall be established consistent with the Plan and the Conversion Regulations, this Agreement shall terminate and the Holding Company shall refund to any persons who have

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subscribed for or ordered any of the Shares the full amount that it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except that (i) the Primary Parties shall remain jointly and severally liable for amounts due as set forth in this Section 2 and in Sections 9 and 10 hereof, unless the transaction is not consummated due to the breach by the Agent of a warranty, representation or covenant and (ii) the Agent shall remain liable for any amount due pursuant to Sections 9 and 10 hereof unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation or covenant. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent that is not permitted by this Agreement, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraph (a) and be reimbursed for its reasonable documented expenses through the date of termination pursuant to subparagraph (d) below.

The Agent shall receive the following compensation and expense reimbursement for its services hereunder:

(a)          A management fee of $35,000 payable as follows: $17,500, which was paid upon the signing of the Letter Agreement and $17,500, which was paid upon the filing of the initial Registration Statement. Such fees shall be deemed to have been earned in full when due. Should the Offering be terminated for any reason, the Agent shall have earned and be entitled to be paid fees accruing through the stage at which point the termination occurred.

(b)          A success fee of 1.00% shall be paid based on the aggregate purchase price of the Offer Shares sold in the Subscription Offering and the Community Offering, excluding Offer Shares purchased by the Primary Parties’ officers, directors, or employees (or members of their immediate family), any individual retirement account for the benefit of such person, the Bank’s employee stock ownership plan (the “ESOP”), tax-qualified or stock-based compensation plans or similar plan created by the Primary Parties for some or all of its directors or employees, or any charitable foundation established by the Bank and the Holding Company; provided, however, that in no event shall the success fee payable to the Agent in connection with the Subscription Offering and Community Offering exceed $300,000. The management fee described in subparagraph (a) above will be credited against the success fee paid pursuant to this subparagraph (b).

(c)          If any Offer Shares remain available after the Subscription and Community Offering, at the request of the Holding Company, the Agent will seek to form a syndicate of registered broker-dealers to assist in the sale of Offer Shares on a best efforts basis in the Syndicated Community Offering, subject to the terms and conditions set forth in a selected dealers agreement to be entered into between the Agent and each selected dealer. The Agent will endeavor to distribute the Offer Shares among dealers in a fashion that best meets the distribution objectives of the Holding Company and the Plan. The Agent will be paid a fee not to exceed 5.0% of the aggregate dollar amount of common stock sold in the Syndicated Community Offering. From this fee, Agent will pass onto selected broker-dealers, who assist in the Syndicated Community Offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of a

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broker/dealer other than the Agent shall be transmitted by the Agent to such broker/dealer. The Agent reserves the right and may, in its sole discretion, determine not to proceed with the Syndicated Community Offering based upon market conditions. The decision to utilize selected broker-dealers will be made by Agent upon consultation with the Holding Company.

(d)          The Agent will also be reimbursed for its reasonable out-of-pocket expenses, not to exceed $25,000 (subject to the provisions of this paragraph), related to the Offering, including, but not limited to, costs of travel, meals and lodging, photocopying, telephone, facsimile, and couriers. The Agent will also be reimbursed for fees and expenses of its counsel not to exceed $75,000 (subject to the provisions of this paragraph). These expense caps assume no unusual circumstances or delays, and no re-solicitation in connection with the Offering. The Holding Company acknowledges and agrees that, in the event unusual circumstances arise or a delay or resolicitation occurs, including but not limited to a delay in the Offering that would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering documents (excluding a prospectus prepared for a firm commitment underwritten offering), such expense caps may be increased by mutual consent of the Agent and the Bank by additional amounts, not to exceed an additional $10,000 in the case of additional out-of-pocket expenses of the Agent and an additional $15,000 in the case of additional fees and expenses of the Agent’s legal counsel. In no event shall out-of-pocket expenses, including fees and expenses of counsel, exceed $125,000. The provisions of this paragraph are not intended to apply to or in any way impair or limit the indemnification or contribution provisions contained herein. The Holding Company will bear all expenses of the proposed Offering customarily borne by issuers, including, without limitation, regulatory filing fees, SEC, “Blue Sky,” and FINRA filing and registration fees; the fees of the Holding Company’s accountants, attorneys, appraiser, business plan consultant, transfer agent and registrar, printing, mailing and marketing and Syndicated Community Offering or Public Offering expenses associated with the Offerings; the fees set forth under this Section 2; and fees for “Blue Sky” legal work. If the Agent incurs such expenses on behalf of the Holding Company, the Holding Company will reimburse the Agent for such expenses; provided, however, the Agent agrees that it will not incur expenses on behalf of the Holding Company without the Holding Company’s prior written consent.

(e)          The Agent shall also receive a fee of $25,000 for certain conversion agent services set forth in the letter agreement, dated June 12, 2015, among the MHC, the Mid-Tier, the Bank and the Agent (a copy of which is attached hereto as Exhibit B), $5,000 of which has already been paid to the Agent and is nonrefundable and the balance of which shall be payable to the Agent upon completion of the Offering. The Holding Company will reimburse the Agent, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its conversion agent services not to exceed $5,000.

Section 3.   Sale and Delivery of Shares. If all conditions precedent to the consummation of the Conversion, including without limitation, the sale of all Offer Shares required by the Plan to be sold, are satisfied, the Holding Company agrees to issue, or have issued, the Offer Shares sold in the Offering and to release for delivery certificates or book-entry statements as applicable for the Shares on the Closing Date against payment to the Holding Company by any means authorized by the Plan; provided, however, that no funds shall be

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released to the Holding Company until the conditions specified in Section 8 hereof shall have been complied with to the reasonable satisfaction of the Agent or its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Primary Parties and the Agent as set forth in Section 14. Certificates for the Shares or book-entry statements, as applicable, shall be delivered directly to the purchasers in accordance with their directions as provided by the Holding Company to its registrar and transfer agent. The date upon which the Holding Company shall release or deliver the Shares in accordance with the terms herein is called the “Closing Date.”

Section 4.   Representations and Warranties of the Primary Parties. The Primary Parties jointly and severally represent and warrant to and agree with the Agent as follows:

(a)          The Registration Statement, which was prepared by the Primary Parties and filed with the Commission, has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Primary Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, at the Applicable Time (as defined in Section 4(c) hereof) and at the Closing Date, the Registration Statement complied and will comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Primary Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Primary Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date referred to in Section 3 hereof, the Prospectus (including any amendment or supplement thereto) and any information regarding the Primary Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Primary Parties for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its counsel expressly regarding the Agent for use in the Prospectus in the second paragraph under the caption “The Conversion and Offering — Plan of Distribution; Selling Agent Compensation,” “The Conversion and Offering – Syndicated Offering” or written statements or omissions contained in Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

(b)          None of the Primary Parties has directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the Bank’s or Holding Company’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing

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Prospectus or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed by the Holding Company and reviewed and approved in advance for distribution by the Agent or the Agent’s counsel. The Holding Company has not, directly or indirectly, prepared or used and will not directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) for Rule 164); and the Holding Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the offering of the Shares.

(c)          As of the Applicable Time (as defined below), neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Offer Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent or its counsel specifically for use therein (“Agent Information”). As used in this paragraph and elsewhere in this Agreement:

1.	“Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

2.	“Statutory Prospectus,” as of any time, means the Prospectus relating to the Offer Shares that is included in the Registration Statement (including any prospectus filed under Rule 424 under the Securities Act Regulations) relating to the Offer Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.

3.	“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the 1933 Act Regulations, relating to the Offer Shares in the form filed or required to be filed or, if not required to be filed, in the form retained in the Holding Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.

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4.	“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.	“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433(h) of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the Commission.

6.	“Permitted Free Writing Prospectus” means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to by the Primary Parties and the Agent.

(d)          Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the Offer Shares or until any earlier date that the Holding Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with Agent Information.

(e)          The Conversion Application, including the Plan, the Prospectus, the proxy statement for the solicitation of proxies from the Voting Depositors (as defined in the Plan) for the special meeting to approve the Plan (the “Depositors’ Proxy Statement”) and the proxy statement/prospectus for the solicitation of proxies from shareholders of the Mid-Tier Company for the special meeting at which shareholders will vote on a proposal to approve the Plan (the “Shareholders’ Proxy Statement”), was approved by the Federal Reserve Board on _____________, 2015, and no approval or authorization of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Depositors’ Proxy Statement and Shareholders’ Proxy Statement. At the time of its use, the Depositors’ Proxy Statement and any other proxy solicitation or informational materials will comply as to form in

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all material respects with the applicable provisions of the Conversion Regulations except to the extent waived or otherwise approved by the Federal Reserve Board or any other applicable regulator. No order has been issued by the Federal Reserve Board and any other applicable regulators preventing or suspending the use of the Prospectus, the Depositors’ Proxy Statement or the Shareholders’ Proxy Statement and no action by or before the Federal Reserve Board or any other applicable regulator to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the knowledge of the Primary Parties, threatened. At the time of the approval of the Conversion Application, including the Plan, the Prospectus, the Depositors’ Proxy Statement and the Shareholders’ Proxy Statement (including any amendments or supplements thereto), by the Federal Reserve Board or any other applicable regulator and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Plan, the Prospectus, the Depositors’ Proxy Statement and the Shareholders’ Proxy Statement (including any amendments or supplements thereto), will comply as to form in all material respects with the Conversion Regulations, except to the extent waived or otherwise approved by the Federal Reserve Board or any other applicable regulator. The Conversion Application, including the Plan, the Prospectus, the Depositors’ Proxy Statement and the Shareholders’ Proxy Statement (including any amendments or supplements thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(e) shall not apply to statements or omissions made in reliance upon and in conformity with Agent Information.

(f)           The Holding Company has filed the Holding Company Application with the Federal Reserve Board and has published notice of such filing and the Holding Company Application is accurate and complete in all material respects. The Holding Company has received written notice from the Federal Reserve Board of its approval of the acquisition of the Bank on _____________, 2015, such approval remains in full force and effect and no order has been issued by the Federal Reserve Board or any other applicable regulator suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Primary Parties, threatened by the Federal Reserve Board or any other applicable regulator. At the date of such approval, the Holding Company Application complied as to form in all material respects with the applicable provisions of the HOLA and the regulations promulgated thereunder, except as the Federal Reserve Board has expressly waived such regulations in writing.

(g)          The Holding Company has received written notice from the Connecticut Banking Department of its approval of the Connecticut Application on ________, 2015, such approval remains in full force and effect and no order has been issued by the Connecticut Banking Department or any other applicable regulator suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Primary Parties, threatened by the Connecticut Banking Department or any other applicable regulator. At the date of such approval, the Connecticut Application complied as to form in all material respects with the applicable provisions of the regulations of the Connecticut Banking Department, except as the Connecticut Banking Department has expressly waived such regulations in writing.

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(h)          The MHC has filed the Prospectus and any Sales Information with the Federal Reserve Board as part of the Conversion Application. The Prospectus, the Shareholders’ Proxy Statement and all Sales Information, as of the date the Registration Statement became effective and on the Closing Date referred to in Section 3, complied and will comply as to form in all material respects with the applicable requirements of the 1933 Act Regulations, the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Federal Reserve Board and any other applicable regulator and Commission for use in final form. No approval of any other regulatory, supervisory or other public authority is required in connection with the distribution of the Prospectus, the Shareholders’ Proxy Statement and any Sales Information that has not been obtained and a copy of which has been delivered to the Agent. The Primary Parties have not distributed any offering material in connection with the Offering except for the Prospectus, the Shareholders’ Proxy Statement and any Sales Information that has been filed with the Registration Statement and the Conversion Application and authorized for use by the Commission and the Federal Reserve Board or any other applicable regulator. The information contained in the Sales Information filed as an exhibit to both the Registration Statement and the Conversion Application does not conflict in any material respects with information contained in the Registration Statement and the Prospectus.

(i)           The Plan has been adopted by the Boards of Directors of the Primary Parties, and the offer and sale of the Shares will have been conducted in all material respects, except to the extent waived or otherwise approved by the Federal Reserve Board or any other applicable regulator, in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Primary Parties by the Federal Reserve Board or any other regulatory authority and in the manner described in the Prospectus. To the knowledge of the Primary Parties, no person has sought to obtain review of the final action of the Federal Reserve Board or any other applicable regulator in approving the Conversion pursuant to the HOLA.

(j)           The Conversion will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, the Conversion Regulations or letters of approval, at the Closing Date, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Federal Reserve Board if any, will have been complied with by the Primary Parties in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(k)          The Bank is a duly organized and validly existing Connecticut-chartered stock savings bank and upon completion of the Conversion will continue to be a duly organized and validly existing Connecticut-chartered stock savings bank, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, affairs or prospects of the Primary Parties, taken as a whole (a

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“Material Adverse Effect”); all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all material laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Primary Parties, taken as a whole.

(l)           The Holding Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Holding Company, at the Closing Date, will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. As of the Closing Date, the Holding Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Holding Company will comply therewith and with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect. There are no outstanding warrants or options to purchase any securities of the Holding Company. Upon completion of the Conversion, the Holding Company will have no direct subsidiary other than the Bank.

(m)         Windham North Properties, LLC, PSB Realty, LLC and Putnam Bank Mortgage Servicing Company, (collectively the “Subsidiaries”) are the only direct subsidiaries of the Bank. The Subsidiaries do not conduct any material operations other than as described in the Prospectus.  The Subsidiaries, individually and in the aggregate, do not constitute “significant subsidiaries” as such term is defined in Rule 1-02(w) of Regulation S-X.  None of the Primary Party owns equity securities or any equity interest in any other business enterprise except as otherwise described in the Registration Statement and Prospectus or as are immaterial in amount and are not required to be described in the Registration Statement and the Prospectus. Each Subsidiary has been duly organized and is legally existing under the laws of the State of Connecticut, has full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; the activities of each Subsidiary are permitted to subsidiaries of a Connecticut-chartered savings bank and a savings and loan holding company by the rules and regulations of the Connecticut Banking Department and the Federal Reserve Board; all of the issued and outstanding capital stock or ownership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or

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legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of any Subsidiary.

(n)          The authorized capital stock of the Holding Company consists of 100,000,000 shares of Common Stock (the “Company Common Stock”) and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). Following completion of the Conversion and the Offering, the authorized capital stock of the Bank will consist of 10,000 shares of common stock, par value $0.01 per share (the “Bank Common Stock”), of which 1,000 shares of Bank Common Stock are issued and outstanding as of the date hereof. The issued and outstanding shares of Bank Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and, upon completion of the Conversion, will be owned directly by the Holding Company free and clear of any security interest, mortgage, pledge, lien, encumbrances or legal or equitable claim. Following completion of the Conversion: (i) the issued and outstanding shares of Company Common Stock will be duly authorized and validly issued and fully paid and nonassessable and will be issued in compliance with all federal and state securities laws; (ii) the provisions of the Company Common Stock will conform with the requirements of applicable law and to all statements relating thereto contained in the Prospectus; (iii) the shares of Bank Common Stock to be issued to the Holding Company will be duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration described in the Plan, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Holding Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and (iv) the certificates representing the shares of the Company Common Stock will conform with the requirements of applicable laws and regulations. The issuance of the Company Common Stock is not subject to preemptive rights.

(o)        The MHC is duly organized, validly existing and in good standing as a mutual holding company organized under the laws of the United States of America with full corporate power and authority to own and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, at the Closing Date, the corporate existence of the MHC will cease to exist. The MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the MHC is in all material respects complying therewith and with all laws, rules, regulations and orders applicable to the operations of its business. The MHC has no capital stock.

(p)        The Mid-Tier Holding Company is duly organized, validly existing and in good standing as a stock holding company organized under the laws of the United States of America with full corporate power and authority to own and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, at the Closing Date, the corporate existence of the Mid-Tier Holding Company will cease to exist. The Mid-Tier Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Mid-Tier Holding Company is in all material

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respects complying therewith and with all laws, rules, regulations and orders applicable to the operations of its business.

(q)          Except as described in the Prospectus there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of any of the Primary Parties, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party.

(r)           The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect. Neither the Bank, nor any of its respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(s)          The Bank is a member in good standing of the Federal Home Loan Bank of Boston (“FHLB-Boston”). The Bank is a member in good standing of the Federal Reserve System. The deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and upon consummation of the Conversion, the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations. No proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Primary Parties, threatened.

(t)           The Primary Parties have good and marketable title to all real property and good title to all other assets material to the business of the Primary Parties, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus or as are not material to the business of the Primary Parties, taken as a whole; and all of the leases and subleases material to the business of the Primary Parties, taken as a whole, under which the Primary Parties hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

(u)          The Primary Parties have received an opinion of their special counsel, Luse Gorman, PC, with respect to the federal income tax consequences of the Conversion and the opinion of its tax advisor, Wolf & Company, P.C. with respect to the Connecticut income tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; and all material aspects of such opinions are accurately summarized in the Registration Statement and the Prospectus. The facts upon which such opinions are based are

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truthful, accurate and complete in all material respects. None of the Primary Parties has taken or will take any action inconsistent therewith.

(v)          Except as disclosed in the Prospectus, each of the Primary Parties has or will have as of the Closing Date all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus, subject to approval or confirmation by the Federal Reserve Board or any other applicable regulator of the final Appraisal. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Primary Parties. This Agreement has been validly executed and delivered by each of the Primary Parties and, assuming due execution and delivery by the Agent, is the valid, legal and binding agreement of each of the Primary Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy or pursuant to applicable federal law and the rules, regulations and policy of the Federal Reserve Board or the FDIC).

(w)         Except as disclosed in the Prospectus, since July 1, 2015, none of the Primary Parties has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any governmental entity or regulatory authority, agency, court, commission, or other administrative entity (“Governmental Entity”), or has adopted any board resolutions relating to such matters as are material to the business of the Primary Parties at the request of any Governmental Entity, or has been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no material unresolved violations, criticisms or exceptions by any Governmental Entity with respect to any report or statement relating to any examinations of the Primary Parties, which would reasonably be expected to materially affect the Conversion, the performance of this Agreement, the consummation of the transactions contemplated in the Plan or which would reasonably be expected to result in a Material Adverse Effect.

(x)           None of the Primary Parties is in violation of any directive received from any Governmental Entity to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Federal Reserve Board, the Connecticut Banking Department and the FDIC)) except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect and, except as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no suit or proceeding or charge or action before or by any Governmental Entity, pending or, to the

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knowledge of any of the Primary Parties, threatened, which might materially and adversely affect the Conversion or Offering, or which might result in any Material Adverse Effect.

(y)          The consolidated financial statements, schedules and notes related thereto, which are included in the General Disclosure Package and the Prospectus, fairly present the statements of financial condition, statements of comprehensive income (loss), changes in stockholders’ equity and statements of cash flows of the Mid-Tier Holding Company at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations, Regulation S-X and the Conversion Regulations. Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the FDIC, and the Federal Reserve Board, except that accounting principles employed in such regulatory filings conform to the requirements of the FDIC and the Federal Reserve Board and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited financial statements of the Mid-Tier Holding Company included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(z)           The Primary Parties carry, or are covered by, insurance in such amounts and covering such risks as the Primary Parties deem adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in a similar industry.

(aa)        Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, and except as disclosed in the General Disclosure Package and the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Primary Parties, considered as one enterprise, or in the earnings, capital, properties, business or prospects of the Primary Parties, considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of any of the Primary Parties or in the principal amount of the Primary Parties’ consolidated assets, which are classified by any of such entities as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of any of the Primary Parties; nor has any of the Primary Parties issued any securities (other than in connection with the incorporation of the Holding Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Primary Parties other than those in the ordinary course of business or as described in the Prospectus; (iv) there has been no material adverse change in any of the Primary Parties’ relationship with its insurance carriers, including, without limitation, cancellation or other termination of any of the Primary Parties’ fidelity bond or any other type of insurance coverage; (v) there has been no material change in management of any of the Primary Parties; (vi) none of the Primary Parties has sustained any material loss or

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interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) none of the Primary Parties has defaulted in the payment of principal or interest on any outstanding debt obligations; (viii) the capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus; and (ix) none of the Primary Parties has any material liabilities, contingent or otherwise, except as set forth in the Prospectus.

(bb)        None of the Primary Parties is (i) in violation of its respective charter or certificate or articles of incorporation, as applicable, or bylaws (and none of the Primary Parties will be in violation of its charter or certificate or articles of incorporation, as applicable, or bylaws upon completion of the Conversion), or (ii) in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture, mortgage, or other instrument to which it is a party or by which it or any of its property may be bound, or to which any of the property or assets of the Primary Parties is subject, except for defaults that would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Primary Parties pursuant to its respective charter or certificate or articles of incorporation, as applicable, or bylaws of the or any material contract, lease or other instrument in which the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the Primary Parties, except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Primary Parties.

(cc)        All documents made available or delivered by, or to be made available to or delivered by the Primary Parties or their representatives in connection with the issuance and sale of the Offer Shares, including records of account holders and depositors of the Bank, or in connection with the Agent’s exercise of due diligence, except for those documents that were prepared by parties other than the Primary Parties or their representatives, were on the dates on which they were delivered, true, complete and correct in all material respects.

(dd)        Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization,” and, except for any shares that are necessary to incorporate the Holding Company which will be cancelled on the Closing Date, no Shares have been or will be issued and outstanding prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Holding Company to the extent payment therefor in cash has not been received by the Holding Company; except to the extent that subscription rights and priorities pursuant thereto exist

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pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.   Upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

(ee)        No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any of the Primary Parties in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, permit or any other instrument or agreement to which the Primary Parties or by which any of them or any of their respective property is bound or affected that, in any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect; each of such agreements is in full force and effect and is the legal, valid and binding agreement of the applicable party and the other parties thereto, enforceable, to the knowledge of the Primary Parties, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and no other party to any such agreement has instituted or, to the knowledge of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties is alleged to be in default thereunder where such action or proceeding, if determined adversely to the Primary Parties, would have a Material Adverse Effect.

(ff)          There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus that are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus are fairly summarized in all material respects. No party has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, the Conversion Application, the Connecticut Application and the Holding Company Application, and, to the knowledge of the Primary Parties, no such termination has been threatened by any party to any such contract or agreement.

(gg)        Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, none of the Primary Parties has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business.

(hh)        Except for the Putnam Bank 401(k) Savings Plan, none of the Primary Parties maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  In addition, (A) the employee benefit plans, including employee

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welfare benefit plans, of the Primary Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Primary Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Primary Parties, and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect.  There are no pending or, to the knowledge of the Primary Parties, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(ii)          No approval of any Governmental Entity is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission, the Federal Reserve Board, the Connecticut Banking Department and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the FINRA or the NASDAQ Stock Market.

(jj)          Wolf & Company, P.C., which has certified the audited consolidated financial statements of the Mid-Tier Holding Company included in the Prospectus, has advised the Primary Parties in writing that it is, with respect to the Primary Parties, independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States).

(kk)         RP Financial, LC., which has prepared the Holding Company’s appraisal of the aggregate pro forma market value of the Common Stock (the “Appraisal”), has advised the Primary Parties in writing that it is independent of the Primary Parties within the meaning of the Conversion Regulations and is believed by the Primary Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the Primary Parties believe that RP Financial, LC. has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Conversion Regulations.

(ll)          The Primary Parties have timely filed or extended all required federal, state and local income and franchise tax returns required to be filed; except as disclosed in the Prospectus, the Primary Parties have timely paid all taxes that have become due and payable in respect of such returns and no deficiency has been asserted with respect thereto by any taxing authority. The Primary Parties have no knowledge of any tax deficiency that has been or might be assessed against them which, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect. All material tax liabilities have been adequately provided for in the financial statements of the

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Primary Parties in accordance with GAAP. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Primary Parties or with the issuance or sale by the Holding Company of the Shares.

(mm)       Each of the Primary Parties is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental entity or body pending or, to the knowledge of the Primary Parties, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder. None of the Primary Parties nor, to the Primary Parties’ knowledge, any director, officer, employee or agent or other person associated with or acting on behalf of the Primary Parties has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn)        All Sales Information (as defined in Section 9(a)) used by the Holding Company in connection with the Conversion that is required by the Federal Reserve Board to be filed has been filed with the Federal Reserve Board or any other applicable regulator.

(oo)        To the knowledge of the Primary Parties, except for the loan by the Holding Company to the ESOP to fund the purchase of up to 7.0% of the Shares in the Offering, none of the Primary Parties or the employees of the Primary Parties has made any payment of funds of the Primary Parties as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(pp)        None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus; (b) shares of Common Stock issued with respect to the initial capitalization of the Holding Company; and (c) shares of Company Common Stock upon the vesting of restricted stock awards); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement in connection with the Conversion and the Offering except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Primary Parties in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

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(qq)        The Primary Parties have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Conversion.

(rr)          None of the Primary Parties is, or intends to conduct business in a manner which would cause it to become, an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

(ss)         None of the Primary Parties or any properties owned or operated by any of the Primary Parties, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Primary Parties, threatened relating to the liability of any property owned or operated by the Primary Parties under any Environmental Law. To the knowledge of the Primary Parties, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Primary Parties relating to any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(tt)          The Mid-Tier Holding Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books, records and accounts and systems of internal accounting control of the Mid-Tier Holding Company and its subsidiaries comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Mid-Tier Holding Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that the information it is or will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to such company’s management (including its chief executive officer and chief financial officer) in a

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timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms. To the knowledge of the Primary Parties, Wolf & Company, P.C. and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that could adversely affect the Primary Parties’ ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Primary Parties’ internal accounting controls.

(uu)        All of the loans represented as assets of the Bank in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

(vv)        To the knowledge of the Primary Parties, there are no affiliations or associations between any member of the FINRA and any of the Primary Parties’ officers, directors or 5% or greater security holders, except as set forth in the Registration Statement, the FINRA filings or the Prospectus.

(ww)       The Holding Company has taken all actions necessary to obtain at the Closing Date a blue sky memorandum from Luse Gorman, PC.

(xx)         Any certificates signed by an officer of any of the Primary Parties pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Primary Party to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(yy)        The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources that the Primary Parties believe were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 5.   Representations and Warranties of the Agent. The Agent represents and warrants to the Primary Parties as follows:

(a)          The Agent is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

(b)          The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary

21

action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)          Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Holding Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(d)          The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation or bylaws of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(e)          No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f)           There is no suit or proceeding or charge or action pending before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, threatened, which might materially adversely affect the Agent’s performance under this Agreement.

(g)          The Agent is registered as a broker-dealer pursuant to Section 15(b) of the 1934 Act and is a member of FINRA.

(h)          Any funds received in the Offering by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the 1934 Act to the extent applicable.

Section 6.  Covenants of the Primary Parties. The Primary Parties hereby jointly and severally covenant and agree with the Agent as follows:

(a)          The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment, or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

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(b)          If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurs an event or development the result of which would be that such Issuer-Represented Free Writing Prospectus would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Holding Company will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with Agent Information.

(c)          Each of the Primary Parties agrees that, unless it obtains the prior consent of the Agent, and the Agent agrees that, unless it obtains the prior consent of the Primary Parties, it has will not make any offer relating to the Offer Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission. The Holding Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply in all material respects with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Primary Parties need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act Regulations.

(d)          The Primary Parties will not, at any time after the Conversion Application is approved by the Federal Reserve Board and any other applicable regulator, file any amendment or supplement to the Conversion Application without providing the Agent and its counsel an opportunity to review such amendment or supplement, or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(e)          The Holding Company will not, at any time after the Holding Company Application is approved by the Federal Reserve Board and any other applicable regulator, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review such amendment, or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(f)           The Holding Company will not, at any time after the Connecticut Application is approved by the Connecticut Banking Department and any other applicable regulator, file any amendment or supplement to such Connecticut Application without providing the Agent and its counsel an opportunity to review such amendment, or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

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(g)          The Primary Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-approval amendment to the Conversion Application, the Holding Company Application or the Connecticut Application to be approved by the Federal Reserve Board, the Connecticut Banking Department or any other applicable regulator and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, the Holding Company Application, or the Connecticut Application, as amended, has been approved by the Federal Reserve Board, the Connecticut Banking Department or any other applicable regulator; (iii) of any comments from the Commission, the Federal Reserve Board, any other applicable regulator or any other governmental entity with respect to the Conversion contemplated by this Agreement; (iv) of the request by the Commission, the Federal Reserve Board, the Connecticut Banking Department or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application, Holding Company Application, the Connecticut Application or for additional information; (v) of the issuance by the Commission, the Federal Reserve Board, the Connecticut Banking Department or any other governmental entity of any order or other action suspending the Conversion or the use of the Registration Statement or the Prospectus or any other filing of the Primary Parties under the Conversion Regulations, or other applicable law, or the threat of any such action; or (vi) of the issuance by the Commission, the Federal Reserve Board, the Connecticut Banking Department or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose. The Primary Parties will make every reasonable effort (i) to prevent the issuance by the Commission, the Federal Reserve Board, the Connecticut Banking Department or any other federal or state authority of any such order and (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(h)          The Primary Parties will deliver to the Agent and to its counsel as many conformed copies of the Registration Statement, the Conversion Application, the Holding Company Application, and the Connecticut Application as originally filed and of each amendment or supplement thereto, including all exhibits as reasonably requested by the Agent.

(i)           The Primary Parties will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the “1934 Act Regulations”). The Holding Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(j)           The Primary Parties will comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and Offering imposed by the Commission, the Federal Reserve Board, or any other applicable regulator or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be

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complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Primary Parties will comply, at their own expense, with all material requirements imposed upon them by the Commission, the Federal Reserve Board, or any other applicable regulator or the Conversion Regulations, by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus. The Holding Company will comply with all undertakings contained in the Registration Statement.

(k)          If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any of the Primary Parties shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Holding Company and in the opinion of the Agent’s counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Holding Company will immediately so inform the Agent and prepare and file, at its own expense, with the Commission, the Federal Reserve Board, the Connecticut Banking Department or any other applicable regulator, and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) that will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Holding Company will timely furnish to the Agent such information with respect to the Primary Parties as the Agent may from time to time reasonably request.

(l)           The Holding Company will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Holding Company or to exempt such Shares from registration, or to exempt the Holding Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agent and the Holding Company may reasonably agree upon; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Holding Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(m)         The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the Conversion Regulations, and such Eligible Account Holders and

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Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Stock in the event of a complete liquidation of the Bank.

(n)          The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent’s prior written consent, any of its shares of the Common Stock, other than the Shares or other than in connection with any plan or arrangement described in the Prospectus.

(o)          The Holding Company will register the Common Stock under Section 12(b) of the 1934 Act no later than the Closing Date. The Holding Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness or such shorter period as may be required by the Federal Reserve Board, the Connecticut Banking Department or any other applicable regulator.

(p)          During the period during which the Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Holding Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Holding Company (including consolidated statements of financial condition and statements of comprehensive income, shareholders’ equity and cash flows of the Holding Company and its subsidiaries as at the end of and for such year, certified by independent registered public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the effective time of the Registration Statement) financial information of the consolidated Holding Company for such quarter in reasonable detail.

(q)          During the period of three years from the date hereof, the Holding Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders); (ii) a copy of each other non-confidential report of the Holding Company mailed to its shareholders or filed with the Commission, the Federal Reserve Board, the Connecticut Banking Department or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (iii) each press release and material news items and additional documents and information with respect to the Holding Company or the Bank as the Agent may reasonably request; and (iv) from time to time, such other non-confidential information concerning the Holding Company or the Bank as the Agent may reasonably request. The Holding Company shall be deemed to have furnished to the Agent all documents and reports that the Holding Company files with the Commission through the Commission’s EDGAR System concurrently with such filings.

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(r)           The Holding Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(s)          The Holding Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Holding Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(t)           The Holding Company will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Offer Shares in the Offering with the Bank, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s or the Bank’s obligation to refund payments received from persons subscribing for or ordering Offer Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Holding Company will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Holding Company to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(u)          The Holding Company will report the use of proceeds of the Offering on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the 1933 Act Regulations.

(v)          The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(w)         The Holding Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130.

(x)           None of the Primary Parties will amend the Plan without the consent of the Agent, which consent shall not be unreasonably withheld.

(y)          The Holding Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Holding Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(z)           Prior to the Closing Date, the Holding Company will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or

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Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(aa)        The Holding Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Agent.

(bb)        Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Primary Parties will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Primary Parties, taken as a whole.

(cc)         Until the Closing Date, the Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC, the Federal Reserve Board and the Connecticut Banking Department.

(dd)        The facts and representations provided to Luse Gorman, PC and Kilpatrick Townsend & Stockton LLP by the Primary Parties and upon which each of Luse Gorman, PC and Kilpatrick Townsend & Stockton LLP will base its opinion under Sections 8(c) and 8(d), respectively, are and will be truthful, accurate and complete.

(ee)         The Primary Parties will not distribute any offering material in connection with the Offering except for the Prospectus and any Sales Information that has been filed with the Registration Statement and the Conversion Application and authorized for use by the Commission and the Federal Reserve Board or any other applicable regulator. The information contained in any Sales Information shall not conflict with the information contained in the Registration Statement and the Prospectus.

(ff)          The Holding Company will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by the Commission.

(gg)        The Primary Parties will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(hh)        The Primary Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 8.

Section 7. Payment of Expenses. Whether or not the Conversion is completed or

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the sale of the Shares by the Holding Company is consummated, the Primary Parties jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Conversion with FINRA; (b) any stock issue or transfer taxes that may be payable with respect to the sale of the Shares; (c) subject to Section 2(d), all expenses of the Conversion, including but not limited to the Agent’s attorneys’ fees and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Holding Company is unable to sell the minimum number of shares necessary to complete the Conversion or the Conversion is terminated or otherwise abandoned, the Primary Parties shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

Section 8.  Conditions to the Agent’s Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Primary Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Primary Parties shall have performed all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a)          At the Closing Date, the Primary Parties shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations (except to the extent waived or otherwise approved by the Federal Reserve Board and any other applicable regulator), and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the Federal Reserve Board, the Connecticut Banking Department or any other applicable regulator.

(b)          The Registration Statement shall have been declared effective by the Commission and the Conversion Application, the Holding Company Application and the Connecticut Application shall have been approved by the Federal Reserve Board and the Connecticut Banking Department not later than 5:30 p.m. on the date of this Agreement, or with the Agent’s consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or, to the knowledge of the Primary Parties, threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Primary Parties’ knowledge, threatened by the Commission, the Federal Reserve Board, the Connecticut Banking Department or any other federal or state authority.

(c)          At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Luse Gorman, PC, special counsel for the Primary Parties, which shall also state that Kilpatrick Townsend & Stockton LLP may rely on such opinion in rendering its opinion pursuant to Section 8(d) of this Agreement, in form and substance as attached hereto as Exhibit C.

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(d)          At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Kilpatrick Townsend & Stockton LLP, special counsel for the Agent, in form and substance as reasonably acceptable to the Agent.

(e)          A blue sky memorandum from Luse Gorman, PC relating to the Offering, including Agent’s participation therein, shall have been furnished prior to the mailing of the Prospectus, to the Holding Company with a copy thereof addressed to Agent or upon which Luse Gorman, PC shall state the Agent may rely. The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

(f)           At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Primary Parties in form and substance reasonably satisfactory to the Agent’s Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, no event has occurred that should have been set forth in an amendment or supplement to the Prospectus that has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties, business or prospects of the Primary Parties independently, or of the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business and the conditions set forth in this Section 8 have been satisfied; (iii) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iv) the Primary Parties have complied in all material respects with all material agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, including the conditions contained in this Section 8; (v) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the knowledge of the Primary Parties, threatened by the Commission or any state authority; (vi) no order suspending the Conversion, the Offering or the use of the Prospectus has been issued and no proceedings for that purpose are pending or, to the knowledge of the Primary Parties, threatened by the Federal Reserve Board, the Connecticut Banking Department or any other federal or state authority; and (vii) to the knowledge of the Primary Parties, no person has sought to obtain regulatory or judicial review of the final action of the Federal Reserve Board, the Connecticut Banking Department or any other applicable regulator approving the Conversion.

(g)          None of the Primary Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the

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Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(h)          Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, results of operations or business of the Primary Parties considered as one enterprise, from and as of the latest date as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) none of the Primary Parties shall have received from any Governmental Entity any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would be reasonably be expected to have a Material Adverse Effect; (iii) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, not disclosed in the Prospectus, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect; (v) no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Conversion or Offering and no statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Conversion or Offering; and (vi) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Primary Parties.

(i)           Concurrently with the execution of this Agreement, the Agent shall receive a letter from Wolf & Company, P.C., dated as of the date hereof and addressed to the Agent: (i) confirming that Wolf & Company, P.C. is a firm of independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States) and stating in effect that in its opinion the financial statements and related notes of the Mid-Tier Holding Company as of September 30, 2015, June 30, 2015 and June 30, 2014 and the three months ended September 30, 2015 and the years ended June 30, 2015 and 2014, and covered by their opinion included in the Prospectus, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the SEC and the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the Public Company Accounting Oversight Board (United States)) consisting of a review (in accordance with Statement of Auditing Standards No. 100, Interim Financial Information) of the unaudited interim financial statements of the Mid-Tier Holding Company prepared by the Mid-Tier Holding Company and from which the “Recent Developments” information included in the Prospectus was derived, a reading of the minutes of the meetings of the Boards of Directors and committees of each of the Primary Parties and consultations with officers of the Mid-Tier Holding Company responsible for financial and

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accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited interim financial statements and “Recent Developments” information included in the Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the Commission, and GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the recent developments financial information included in the “Recent Developments” section of the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in long-term debt of the Mid-Tier Holding Company, other than normal deposit fluctuations for the Mid-Tier Holding Company, or decreases in the total assets, total loans, the allowance for loan losses, total deposits or total equity of the Mid-Tier Holding Company and (C) during the period from the date of the recent developments financial information included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Mid-Tier Holding Company; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (i), they have compared with the general accounting records of the Mid-Tier Holding Company, which are subject to the internal controls of the Mid-Tier Holding Company, the accounting system and other data prepared by the Mid-Tier Holding Company, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(j)           At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Wolf & Company, P.C. in the letter delivered by it pursuant to subsection (i) of this Section 8, the “specified date” referred to in clause (i) of subsection (i) to be a date specified in the letter required by this subsection (i) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(k)          At the Closing Date, the Holding Company shall receive a letter from RP Financial, LC., dated the Closing Date (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Holding Company including the Bank, as most recently updated, remains in effect.

(l)           To the extent a sale or other disposition or transfer of shares of common stock or other securities of the Holding Company is not otherwise prohibited by applicable law or regulation for the duration of the time period provided therein, each of the persons set forth on Exhibit D hereto shall deliver to the Agent a “lock-up” agreement, each in substantially the form of Exhibit E hereto, relating to the sales and certain other dispositions or transfers of shares of Common Stock or certain other securities of the Holding Company on or before the date hereof and shall be in full force and effect on the Closing Date.

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(m)         At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the Federal Reserve Board, the Connecticut Banking Department and any other applicable regulator approving the Conversion Application, the Holding Company Application and the Connecticut Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission that declared the Registration Statement effective; (iii) certificates from the Federal Reserve Board evidencing the valid existence of the MHC and the Mid-Tier Holding Company; (iv) a certificate from the Connecticut Banking Department evidencing the good standing of the Bank; (v) a certificate from the FDIC evidencing the Bank’s insurance of accounts; (vi) a certificate from the FHLB-Boston evidencing the Bank’s membership therein; (vii) a certificate from the Federal Reserve Bank-Boston evidencing the Bank’s membership therein; (viii) a certificate from the Maryland State Department of Assessments and Taxation evidencing the good standing of the Holding Company; and (ix) such other documents and certificates as the Agent may reasonably request.

(n)          Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”) or in the over-the-counter market, or quotations halted generally on the NASDAQ Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or by order of the Commission or any other governmental authority other than temporary trading halts; (ii) a general moratorium on the operations of commercial banks, or a general moratorium on the withdrawal of deposits from commercial banks declared by federal or state authorities; (iii) the engagement by the United States in hostilities that have resulted in the declaration, on or after the date hereof, of a national emergency or war or a material decline in the price of equity or debt securities, if the effect of such declaration or decline is so material and adverse, in the Agent’s reasonable judgment, to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(o)          At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Primary Parties in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent or its counsel.

(p)          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent or to counsel for the Agent. Any certificate signed by an officer of any of the Primary Parties and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such Primary Party to the Agent as to the statements made therein.

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Section 9.  Indemnification.

(a)          Each of the Primary Parties jointly and severally agrees to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act (collectively, “Related Persons”), against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses (subject to the limitation set forth in the last sentence of subsection (c) below, joint or several, that the Agent or any Related Person may suffer or to which the Agent and any Related Person may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expense (including reasonable fees and disbursements of counsel) incurred by the Agent or Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer Represented General Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto) or any instrument or document executed by the Primary Parties or based upon written information supplied by the Holding Company filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Primary Parties as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication (“Sales Information”) prepared, made or executed by or on behalf of the Primary Parties with its consent and based upon written or oral information furnished by or on behalf of the Primary Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer–Represented General Free Writing Prospectus, the Conversion Application (or any amendment or supplement thereto) the Holding Company Application (or any amendment or supplement thereto), the Connecticut Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus,

34

the Conversion Application, the Holding Company Application, the Connecticut Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Holding Company, by the Agent or its counsel regarding the Agent, or written statements or omissions contained in Sales Information regarding the Agent or (b) to the extent that any loss, claim, damage, liability or expense is found in a final judgment of a court of competent jurisdiction to have resulted primarily from the Agent’s gross negligence, bad faith or willful misconduct.

(b)          The Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers and each person, if any, who controls the Holding Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), the Connecticut Application (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application, (or any amendment or supplement thereto), the Connecticut Application (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent’s obligations under this Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), the Connecticut Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Holding Company or the Bank, by the Agent or its counsel regarding the Agent, or written statements or omissions contained in Sales Information regarding the Agent.

(c)          Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an

35

indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. To the extent required by law, Section 9 hereof is subject to and limited by Sections 23A and 23B of the Federal Reserve Act and Part 359 of the FDIC Regulations. The Primary Parties and the Agent shall be liable for any settlement of any claim against the other (or their respective directors, officers, employees, affiliates or controlling persons), made with the consent of the other party, which consent shall not be unreasonably withheld. Neither the Primary Parties nor the Agent shall, without the written consent of the other, settle or compromise any claim against themselves based upon circumstances giving rise to an indemnification claim hereunder unless such settlement or compromise proves that the non-settling party and the other parties hereunder shall be unconditionally and irrevocably released from all liability in respect of such claim.

Section 10.  Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is due in accordance with its terms but is for any reason held in a final judgment by a court to be unavailable from the Primary Parties or the Agent, the Primary Parties and the Agent, shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Primary Parties or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Holding Company from the sale of the Shares in the Offering, and the Primary Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Primary Parties on the one hand and the Agent on the other from the Offering (after deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or

36

alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 9(b) or this Section 10 that in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Primary Parties under this Section 10 and under Section 9 shall be in addition to any liability that the Holding Company and the Agent may otherwise have. For purposes of this Section 10, each of the Agent’s and the Primary Parties’ officers and directors and each person, if any, who controls the Agent or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent on the one hand, or, the Primary Parties on the other hand. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10. To the extent required by law, Section 10 hereof is subject to and limited by Sections 23A and 23B of the Federal Reserve Act and Part 359 of the FDIC Regulations.

Section 11. Termination.   The Agent may terminate this Agreement by giving the notice indicated below in Section 12 at any time after this Agreement becomes effective as follows:

(a)          If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent’s reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE shall have suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities or escalation thereof; or if a general banking moratorium has been declared by a state or federal authority that has a material effect on the Primary Parties on a consolidated basis; or if there shall have been a Material Adverse Effect on the Primary Parties, or if any of the Primary Parties shall have sustained a material or substantial loss by fire, flood, accident,

37

hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

(b)          In the event the Holding Company fails to sell the required minimum number of the Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Holding Company to each person who has subscribed for or ordered any of the Shares the full amount that it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), (d), 9 and 10 hereof.

(c)          If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent’s obligations hereunder may be cancelled by the Agent by notifying the Holding Company of such cancellation in writing or by electronic mail at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 2(d), 9 and 10 hereof.

If the Agent elects to terminate this Agreement as provided in this Section, the Holding Company and the Bank shall be notified promptly by telephone or electronic mail, confirmed by letter.

Any of the Primary Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured within a reasonable time period after the Primary Party has provided the Agent with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 12.  Notices.   All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, New York, NY 10019, Attention: Chief Counsel – Investment Banking (with a copy to Kilpatrick Townsend & Stockton LLP, 607 14th Street, N.W., Suite 900, Washington, D.C. 20005, Attention: Joel Rappoport, Esq.) and, if sent to any of the Primary Parties, shall be mailed, delivered or telegraphed and confirmed to the Bank at 40 Main Street, Putnam Connecticut 06260, Attention: Thomas A. Borner, President and Chief Executive Officer (with a copy to Luse Gorman, PC, 5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C. 20015, Attention: Kent M. Krudys, Esq.)

Section 13.  Parties.  The Primary Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Primary Parties, when the same shall have been given by the undersigned or any other officer of any of the Primary Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Primary Parties and their respective successors and assigns, and no other person

38

shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

Section 14.  Closing.  The closing for the sale and issuance of the Shares (the “Closing”) shall take place on the Closing Date at the offices of Luse Gorman, PC or such other location as mutually agreed upon by the Agent and the Primary Parties. At the Closing, the Primary Parties shall deliver to the Agent in immediately available funds the commissions, fees and expenses due and owing to the Agent as set forth in Section 2 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 15.  Partial Invalidity.  In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16.  Governing Law and Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 17.  Counterparts.  This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Section 18.   Entire Agreement.   This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing that expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 19.  Survival.  The respective indemnities, representations, warranties of the Primary Parties and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of the Agent’s officers or directors or any person controlling the Agent, or the Primary Parties, or any of their respective officers or directors or any person controlling the Primary Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

Section 20.  Waiver of Trial by Jury.  EACH OF THE AGENT AND THE PRIMARY PARTIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING,

39

CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

Section 21. Successors.  Except as provided for in Section 9, this Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officers and controlling persons and no other person will have any right or obligation hereunder.

If the foregoing correctly sets forth the arrangement among the Primary Parties and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent’s acceptance shall constitute a binding agreement.

[Remainder of page intentionally blank]

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Very truly yours,

PUTNAM BANK	PB BANCORP INC.

By Its Authorized Representative:	By Its Authorized Representative:

Name: Thomas A. Borner	Name: Thomas A. Borner
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

PUTNAM BANCORP, MHC	PSB HOLDINGS, INC.

By Its Authorized Representative:	By Its Authorized Representative:

Name: Thomas A. Borner	Name: Thomas A. Borner
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

Accepted as of the date first above
written:

KEEFE, BRUYETTE & WOODS, INC.

By its Authorized Representative

Name:
Title:

41

Exhibit A to Agency Agreement

Engagement Letter Dated June 12, 2015

June 12, 2015

Mr. Thomas A. Borner

Vice Chairman, President & CEO

Putnam Bancorp, MHC

PSB Holdings, Inc.

Putnam Bank

40 Main Street

Putnam, CT 06260

Dear Mr. Borner:

This letter confirms the engagement of Keefe, Bruyette & Woods, Inc. (“KBW”) by Putnam Bancorp, MHC, PSB Holdings, Inc. and Putnam Bank (collectively with any of its successors or any new stock holding company formed to effect the second step stock offering, the “Bank”) in connection with the Bank’s proposed reorganization from the mutual holding company form to full stock form of organization pursuant to a Plan of Conversion and Reorganization (the “Conversion”), including the offer and sale of common stock (the “Offering”) of a newly organized holding company (the “Holding Company”) to eligible persons in a Subscription Offering, with any remaining shares offered to the general public in a Direct Community Offering and, possibly, a Syndicated Community Offering. The Bank and the Holding Company are collectively referred to herein as the “Company”. This letter sets forth the terms and conditions of our engagement.

In addition, KBW will act as Conversion Agent in connection with the Offerings pursuant to the terms of a separate agreement to be entered into by and between the Bank and KBW.

1.	Advisory/Offering Services

As the Company’s exclusive financial advisor, KBW will provide financial and logistical advice to the Company and will assist the Company’s management, legal counsel, accountants and other advisors in connection with the Reorganization and related issues. We anticipate our services will include the following, each as may be necessary and as the Company may reasonably request:

1.	Provide advice on the financial and securities market implications of the Conversion and any related corporate documents, including the Company’s Plan of Conversion;
2.	Assist in structuring the Offerings, including developing and assisting in implementing a marketing strategy for the Offerings;
3.	Reviewing all offering documents related to the Offerings, including the prospectus (the “Prospectus”) and any related offering materials, stock order forms, letters, brochures and other related offering materials (it being understood that preparation and filing of such documents will be the responsibility of the Company and its counsel);
4.	Assisting the Company in preparing for and scheduling meetings with potential

Putnam Bancorp, MHC

PSB Holdings, Inc.

Putnam Bank

June 12 , 2015

investors and broker-dealers, as necessary;

5.	Assist the Company in analyzing proposals from outside vendors retained in connection with the Offerings, including printers, transfer agents and appraisal firms;
6.	Assist the Company in the drafting and distribution of press releases as required or appropriate in connection with the Offerings;
7.	Meet with the board of directors of the Company (the “Board of Directors”) and/or management of the Company to discuss any of the above services; and
8.	Such other financial advisory and investment banking services in connection with the Offerings as may be agreed upon by KBW and the Company.

2.	Due Diligence Review

The Company acknowledges and agrees that KBW’s obligation to perform the services contemplated by this Agreement shall be subject to the satisfactory completion of such investigations and inquiries relating to the Company, and its directors, officers, agents and employees, as KBW and their counsel in their sole discretion my deem appropriate under the circumstances (the “Due Diligence Review”).

The Company agrees it will make available to KBW all information, whether or not publicly available, which KBW reasonably requests (the “Information”), and will permit KBW to discuss with the Board of Directors and management the operations and prospects of the Company. KBW will treat all Confidential Information (as defined herein) as confidential in accordance with the provisions of Section 9 hereof. The Company recognizes and confirms that KBW (a) will use and rely on and assume the accuracy and completeness of the Information in performing the services contemplated by this Agreement without having independently verified or analyzed the accuracy or completeness of same, and (b) does not assume responsibility or liability for the accuracy or completeness of the Information or to conduct any independent verification or any appraisal or physical inspection of properties or assets. The Company acknowledges and agrees that KBW will rely upon Company management as to the reasonableness and achievability of any financial and operating forecasts and projections provided to KBW, and that KBW will assume, at the Company’s direction, that all financial forecasts and projections have been reasonably prepared by Company management on a basis reflecting the best then currently available estimates and judgments of management as to the expected future financial performance of the Company, and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management.

3.	Regulatory Filings

The Company will cause the registration statement (the “Registration Statement”) and the Prospectus to be filed with the Securities and Exchange Commission (the “SEC”) and will cause all other offering documents in respect of the Conversion and the Offerings to be filed, as necessary or appropriate, with applicable regulatory agencies including the SEC, the Financial Industry Regulatory Authority (“FINRA”), and the appropriate federal and/or state bank regulatory agencies.

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423. 8232 • www.kbw.com

Putnam Bancorp, MHC

PSB Holdings, Inc.

Putnam Bank

June 12 , 2015

In addition, the Company and KBW agree that the Company’s counsel shall serve as counsel with respect to blue sky matters in connection with the Offerings, and that the Company shall cause such counsel to prepare a Blue Sky Memorandum related to the Offerings including KBW’s participation therein and shall furnish KBW a copy thereof addressed to KBW or upon which counsel shall state KBW may rely.

4.	Fees

For the services hereunder, the Company shall pay the following non-refundable cash fees to KBW, in the amounts at the times set forth below:

(a)	Management Fee: A non-refundable cash fee of $35,000 (the “Management Fee”) shall be payable by the Company to KBW, as follows: (i) $17,500 shall be paid immediately following the execution of this Agreement and (ii) $17,500 shall be paid immediately upon the initial filing of the Registration Statement. The Management Fee shall be deemed to have been earned in full when due. Should the Offerings or this Agreement be terminated for any reason, KBW shall have earned in full, and be entitled to be paid in full, all fees then due and payable as of such date of termination. The Management Fee, to the extent then actually previously paid to KBW, will be credited against the Success Fee in (b).

(b)	Success Fee: A Success Fee of 1% (the “Success Fee”) of the stock sold in the Subscription Offering and the Community Offering, excluding shares purchased by the Company’s offerings, directors, or employees (or members of their immediate family), including any IRA’s for the benefit of such persons, any ESOP, tax-qualified or stock based compensation plans or similar plan created by the Company for some or all its directors or employees, or any charitable foundation established by the Company (or any shares contributed to such a foundation), with such Success Fee not to exceed $300,000.

(c)	Fees for Syndicated Community Offering: If any shares of the Common Stock remain unsold after the completion of the Subscription Offering and any Community Offering, at the request of the Company, KBW will seek to form a syndicate of registered broker-dealers to assist in a Syndicated Community Offering, on a best efforts basis, subject to the terms and conditions set forth in a selected dealers agreement to be entered into by and between the Company and KBW. KBW will endeavor to distribute the Common Stock among broker-dealers in a fashion which best meets the distribution objectives of the Company and the Conversion. In the event of a Syndicated Community Offering, KBW will be paid, in addition to (and not in lieu of) the Success Fee, a transaction fee not to exceed 5.0% of the aggregate purchase price of the shares of Common Stock sold in the Syndicated Community Offering. From this fee, KBW will pass onto selected broker-dealers (if any), who assist in the Syndicated Community

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423. 8232 • www.kbw.com

Putnam Bancorp, MHC

PSB Holdings, Inc.

Putnam Bank

June 12 , 2015

Offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of a broker/dealer other than KBW shall be transmitted by KBW to such broker/dealer.

The terms of any Agency Agreement (as defined herein) to be entered into between the Company and KBW in connection with the Offerings shall contain fee provisions no less favorable to KBW than those set forth above. To the extent required under applicable FINRA rules and regulations, the payment of compensation by the Company to KBW pursuant to this Section 4 is subject to FINRA’s review thereof.

5.	Additional Services

KBW further agrees to provide general financial advisory assistance to the Company that is not in the context of any contemplated transaction, for a period of three years following completion of the Offerings, including general strategic planning, the creation of a capital management strategy designed to enhance the value of the Company, including the formation of a dividend policy and share repurchase program, assistance with shareholder relations matters, general advice on mergers and acquisitions, and other related financial matters, without the payment by the Company of any fees in addition to those set forth in Section 4 hereof. Nothing in this Agreement shall require the Company to obtain such services from KBW. If KBW acts as a financial advisor to the Company in connection with any specific transactions, the terms of such engagement will be set forth in a separate agreement between the Company and KBW.

6.	Expenses

The Company will bear all expenses of the proposed Offerings customarily borne by issuers, including, without limitation, regulatory filing fees, SEC, “Blue Sky,” and FINRA filing and registration fees; the fees of the Company’s accountants, attorneys, appraiser, business plan consultant, transfer agent and registrar, printing, mailing and marketing and syndicate expenses associated with the Offerings; the fees set forth in Section 4; and fees for “Blue Sky” legal work. If KBW incurs any expenses on behalf of Company in connection with the matters contemplated by this Agreement, the Company will reimburse KBW for such expenses.

KBW will also be reimbursed for its reasonable out-of-pocket expenses, not to exceed $25,000 (subject to the provisions of this paragraph), related to the Offerings, including, but not limited to, costs of travel, meals and lodging, clerical assistance, photocopying, telephone, facsimile, and couriers. KBW will also be reimbursed for fees and expenses of its counsel not to exceed $75,000 (subject to the provisions of this paragraph). These expense caps assume no unusual circumstances or delays, and no re-solicitation in connection with the Offerings. The Company acknowledges and agrees that, in the event unusual circumstances arise or a delay or resolicitation occurs (including but not limited to a delay in the Offerings which would require an update of the financial

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423. 8232 • www.kbw.com

Putnam Bancorp, MHC

PSB Holdings, Inc.

Putnam Bank

June 12 , 2015

information in tabular form to reflect a period later than that set forth in the original filing of the offering documents), such expense caps may be increased by additional amounts, not to exceed an additional $10,000 in the case of additional out-of-pocket expenses of KBW and an additional $15,000 in the case of additional fees and expenses of KBW’s legal counsel. In no event shall out-of-pocket expenses, including fees and expenses of counsel, exceed $125,000. The provisions of this paragraph shall not apply to or in any way impair or limit the indemnification or contribution provisions contained herein.

7.	Limitations

The Company acknowledges that all opinions and advice (written or oral) given by KBW to the Company in connection with KBW’s engagement are intended solely for the benefit and use of the Company for the purposes of its evaluation of the proposed Offerings. Unless otherwise expressly stated in an opinion letter issued by KBW or otherwise expressly agreed, no one other than the Company is authorized to rely upon this engagement of KBW or any statements or conduct by KBW. The Company agrees that any such opinion or advice, as well as this Agreement (including any of the terms hereof) shall not be used, reproduced, disseminated, quoted or referred to at any time, in any manner, or for any purpose, nor shall any public references to KBW be made by the Company or any of its representatives, without the prior written consent of KBW.

It is expressly understood and agreed that KBW is not undertaking to provide any advice relating to legal, regulatory, accounting or tax matters. In furtherance thereof, the Company acknowledges and agrees that (a) it and its affiliates have relied and will continue to rely on the advice of its own legal, tax and accounting advisors for all matters relating to the Conversion and the Offerings, and all other matters and (b) neither it, or any of its affiliates, has received, or has relied upon, the advice of KBW or any of its affiliates regarding matters of law, regulation, taxation or accounting.

The Company acknowledges and agrees that KBW has been retained to act solely as financial advisor to the Company and not as an advisor to or agent of any other person, and the Company’s engagement of KBW is not intended to confer rights upon any person not a party to this Agreement (including shareholders, employees or creditors of the Company) as against KBW or its affiliates, or their respective directors, officers, employees or agents. In such capacity, KBW shall act as an independent contractor, and any duties arising out of its engagement shall be owed solely to the Company. It is understood that KBW’s responsibility to the Company is solely contractual in nature and KBW does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423. 8232 • www.kbw.com

Putnam Bancorp, MHC

PSB Holdings, Inc.

Putnam Bank

June 12 , 2015

8.	Benefit

This Agreement shall inure to the benefit of the parties hereto and their respective successors, and the obligations and liabilities assumed hereunder by the parties hereto shall be binding upon their respective successors; provided, however, that this Agreement shall not be assignable without the mutual consent of KBW and the Bank.

9.	Confidentiality

KBW acknowledges that a portion of the Information provided to it in connection with its engagement hereunder may contain confidential and proprietary business information concerning the Company (such Information, the “Confidential Information”). KBW agrees that, except as contemplated in connection with the performance of its services under this agreement, as authorized by the Company or as required by law, regulation or legal process, it will treat as confidential all Confidential Information; provided, however, that KBW may disclose such Confidential Information to its agents and advisors who are assisting or advising KBW in performing its services hereunder and who have been instructed to be bound by the terms and conditions of this paragraph. As used herein, the term “Confidential Information” shall not include information which (a) is or becomes available to the public other than as a result of a disclosure by KBW or its representatives in violation of this Agreement, (b) was available to KBW on a non-confidential basis prior to its disclosure to KBW or its representatives by the Company, or (c) becomes available to KBW on a non-confidential basis from a person other than the Company who is not known to KBW to be bound not to disclose such information pursuant to a contractual obligation of confidentiality to the Company.

The Company hereby acknowledges and agrees that all presentation materials and financial models used by KBW in performing its services hereunder have been developed by and are proprietary to KBW. The Company agrees that it will not reproduce or distribute all or any portion of such models or presentations without the prior written consent of KBW.

10.	Advertisements

The Company agrees that, following the closing of the Offerings, KBW has the right to place advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company and a general description of such offering. In addition, the Company agrees to include in any press release or public announcement announcing any such offering a reference to KBW’s role as financial advisor and sole book-running manager with respect to such offering, provided that the Company will submit a copy of any such press release or public announcement to KBW for its prior approval, which approval shall not be unreasonably withheld or delayed.

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423. 8232 • www.kbw.com

Putnam Bancorp, MHC

PSB Holdings, Inc.

Putnam Bank

June 12 , 2015

11.	Indemnification

As KBW will be acting on behalf of the Company in connection with the Conversion and the Offerings, the Company agrees to indemnify and hold harmless KBW and its affiliates, the respective partners, directors, officers, employees and agents of KBW and its affiliates and each other person, if any, controlling KBW or any of its affiliates and each of their successors and assigns (KBW and each such person being an “Indemnified Party”) to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under applicable federal or state law, and reasonably related to or arising out of the Conversion or the Offerings or the engagement of KBW pursuant to, or the performance by KBW of the services contemplated by, this Agreement, and will reimburse any Indemnified Party for all expenses (including legal fees and expenses) as they are incurred, including expenses incurred in connection with the investigation, preparing for or defending any such action or claim whether or not in connection with pending or threatened litigation, or any action or proceeding arising therefrom, whether or not KBW is a party; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (a) arises out of or is based upon any untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in any final prospectus, or any amendment or supplement thereto, made in reliance on and in conformity with written information furnished to the Company by KBW expressly for use therein or (b) to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from KBW’s gross negligence or bad faith of KBW.

If the indemnification provided for in the foregoing paragraph is judicially determined to be unavailable (other than in accordance with the terms hereof) to any person otherwise entitled to indemnity in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such person hereunder, the Company shall contribute to the amount paid or payable by such person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and KBW, on the other hand, of the engagement provided for in this Agreement or (ii) if the allocation provided for in clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Company and KBW, as well as any other relevant equitable considerations; provided, however, in no event shall KBW’s aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by KBW under this Agreement. For the purposes of this Agreement, the relative benefits to the Company and to KBW of the engagement under this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company in the Conversion and the Offerings that are the subject of the engagement hereunder, whether or not consummated, bears to (b) the fees paid or to be paid to KBW under this Agreement.

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423. 8232 • www.kbw.com

Putnam Bancorp, MHC

PSB Holdings, Inc.

Putnam Bank

June 12 , 2015

The Company also agrees that neither KBW, nor any of its affiliates nor any officer, director, employee or agent of KBW or any of its affiliates, nor any person controlling KBW or any of its affiliates, shall have any liability to the Company for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company which are finally judicially determined to have resulted primarily from KBW’s bad faith or gross negligence. The foregoing agreement shall be in addition to any rights that KBW, the Company or any Indemnified Party may have at common law or otherwise, including, but not limited to, any right to contribution. For the sole purpose of enforcing and otherwise giving effect to the indemnification and contribution provisions of this agreement, the Company hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to this agreement is brought against KBW or any other indemnified party.

The Company agrees that it will not, without the prior written consent of KBW, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not KBW is an actual or potential party to such claim, action, suit, or proceeding) unless such settlement, compromise or consent includes an unconditional release of KBW from all liability arising out of such claim, action, suit or proceeding.

12.	Definitive Agreement

This Agreement reflects KBW’s present intention of proceeding to work with the Company on the proposed Offerings. No legal and binding obligation is created on the part of the Company or KBW with respect to the subject matter hereof, except as to (i) the agreement to maintain the confidentiality of Confidential Information set forth in Section 9, (ii) the payment of certain fees as set forth in Section 4, (iii) the payment of expenses as set forth in Section 6, (iv) the limitations set forth in Section 7, (v) the limitations of liability, the indemnification and contribution obligations and the other provisions set forth in Section 11 and (iv) those terms as may be set forth in a mutually agreed upon agency agreement between KBW and the Company to be executed prior to commencement of the Offerings (the “Agency Agreement”), all of which, notwithstanding anything to the contrary that may be contained herein, shall constitute the binding obligations of the parties hereto and which shall survive any termination of this Agreement or the completion of the services furnished hereunder and shall remain operative and in full force and effect.

The Company acknowledges and agrees that KBW’s provision of services in connection with the Conversion and the Offerings, as contemplated herein, is expressly subject to (a) satisfactory completion of Due Diligence Review by KBW, (b) the preparation of a Registration Statement and Prospectus and other offering materials that are satisfactory to KBW in form and substance, (c) compliance with all applicable legal and regulatory requirements to the reasonable satisfaction of KBW and its counsel, (d) market conditions (including at the time of any of the proposed Offerings), (e) approval of KBW’s internal committee and (f) any other conditions that KBW may deem appropriate for the transactions contemplated hereby. In addition, KBW’s execution of any

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423. 8232 • www.kbw.com

Putnam Bancorp, MHC

PSB Holdings, Inc.

Putnam Bank

June 12 , 2015

Agency Agreement shall also be subject to agreement that the price established by the independent appraiser is reasonable.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and can be altered only by written consent signed by the parties. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. Any right to trial by jury with respect to any claim or action arising out of this Agreement or conduct in connection with the engagement is hereby waived by the parties hereto.

If the foregoing correctly sets forth our mutual understanding, please so indicate by signing and returning an original copy of this Agreement to the undersigned.

Very truly yours,

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Patricia A. McJoynt	Date:	6-12-15
Patricia A. McJoynt
Managing Director

Putnam Bancorp, PSB Holdings, Inc., Putnam Bank

By:	/s/ Thomas A. Borner	Date:	6-16-15
Mr. Thomas A. Borner
Vice Chairman, President & CEO

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423. 8232 • www.kbw.com

Exhibit B to Agency Agreement

Conversion Agent Engagement Letter Dated June 12, 2015

June 12, 2015

Mr. Thomas A. Borner

Vice Chairman, President & CEO

Putnam Bancorp, MHC

PSB Holdings Inc.

Putnam Bank

40 Main Street

Putnam, CT 06260

Dear Mr. Borner,

This letter confirms the engagement of Keefe, Bruyette and Woods, Inc. (“KBW”) to act as the Conversion Agent to PSB Holdings, Inc. (collectively with any of its successors or any new stock holding company formed to effect the second step stock offering, the “Bank”) in connection with the Bank’s proposed reorganization from the mutual holding company form to full stock form of organization pursuant to a Plan of Conversion and Reorganization (the “Conversion”), including the offer and sale of common stock (the “Offering”) of a newly organized holding company (the “Holding Company”) to eligible persons in a Subscription Offering, with any remaining shares offered to the general public in a Direct Community Offering and, possibly, a Syndicated Community Offering. The Bank and the Holding Company are collectively referred to herein as the “Company”. This letter sets forth the terms and conditions of our engagement.

Conversion Agent Services: As Conversion Agent, and as the Bank may reasonably request, KBW will provide the following services:

1.   Consolidation of Accounts and Development of a Central File, including, but not limited to the following:

•	Consolidate accounts having the same ownership and separate the consolidated file information into necessary groupings to satisfy mailing requirements;
•	Create the master file of account holders as of key record dates; and
•	Provide software for the operation of the Bank’s Stock Information Center, including subscription management and proxy solicitation efforts

2.   Preparation of Proxy Forms; Proxy Solicitation and Special Meeting Services, including, but not limited to the following:

•	Assist the Bank’s financial printer with labeling of proxy materials for voting and subscribing for stock;

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423. 8232 • www.kbw.com

Putnam Bancorp, MHC

June 12th 2015

•	Provide support for any follow-up mailings to members, as needed, including proxy grams and additional solicitation materials;
•	Proxy and ballot tabulation; and
•	Act as Inspector of Election for the Bank’s special meeting of members, if requested, and the election is not contested

3.   Subscription Services, including, but not limited to the following:

•	Assist the Bank’s financial printer with labeling of stock offering materials for subscribing for stock;
•	Provide support for any follow-up mailings to members, as needed, including additional solicitation materials;
•	Stock order form processing and production of daily reports and analysis;
•	Provide supporting account information to the Bank’s legal counsel for ‘blue sky’ research and applicable registration;
•	Assist the Bank’s transfer agent with the generation and mailing of stock certificates;
•	Perform interest and refund calculations and provide a file to enable the Bank to generate interest and refund checks;
•	Create 1099-INT forms for interest reporting, as well as magnetic media reporting to the IRS, for subscribers paid $10 or more in interest for subscriptions paid by check.

4.   Records processing Services: As part of its Conversion Agent services provided hereunder, KBW will serve as the data processing records management agent (the “Records Agent”) to the Company with respect to the Offerings. As the Records Agent, KBW will provide records processing services (the “Records Processing Services”) contemplated hereby and by the Terms (as defined below). Specific terms of such Records Processing Services shall be set forth in the Data Processing Records Management Engagement Terms (the “Terms”) which document is attached as Annex A hereto. The parties hereto expressly acknowledge and agree that: (i) the Terms form an integral part of this letter agreement and are incorporated in their entirety herein, (ii) in the event of any conflict between this letter agreement and the Terms, the Terms shall control and (iii) KBW expects to subcontract certain Records Processing Services, including without limitation certain integral data processing functions, to any one or more of its affiliates or to any other party (including non-affiliate third parties), as contemplated in the Terms.

Fees: For the Conversion Agent services outlined above, the Bank agrees to pay KBW a fee of $25,000. This fee is based upon the requirements of current banking regulations, the Bank’s Plan of Conversion as currently contemplated, and the expectation that member data will be processed as of three key record dates. Any material changes in regulations or the Plan of Conversion, or delays requiring duplicate or replacement processing due to changes to record dates, may result in additional fees. All fees under this agreement shall be payable as follows: (a) $5,000 payable upon execution of this

Putnam Bancorp, MHC

June 12th, 2015

agreement, which shall be non-refundable; and (b) the balance upon the completion of the Offering.

Costs and Expenses: In addition to any fees that may be payable to KBW hereunder, the Bank agrees to reimburse KBW, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its engagement hereunder, regardless of whether the Offering is consummated, provided however that such out-of-pocket expenses shall not exceed $5,000. Typical expenses include but are not limited to additional programming costs, overnight delivery travel, lodging, food, telephone, postage, listings, forms and other similar expenses; provided, however, that KBW shall document such expenses to the reasonable satisfaction of the Bank. The provisions of this paragraph are not intended to apply to or in any way impair the indemnification provisions of this letter.

Reliance on Information Provided: The Bank agrees to provide KBW with such information as KBW may reasonably require to carry out its services under this agreement. The Bank recognizes and confirms that KBW (a) will use and rely on such information in performing the services contemplated by this agreement without having independently verified the same, and (b) does not assume responsibility for the accuracy or completeness of the information or to conduct any independent verification or any appraisal or physical inspection of properties or assets.

Limitations: KBW, as Conversion Agent hereunder, (a) shall have no duties or obligations other than those specifically set forth herein; (b) will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any order form or any stock certificates or the shares represented thereby, and will not be required to and will make no representations as to the validity, value or genuineness of the offer; (c) shall not be obliged to take any legal action hereunder which might in its judgment involve any expense or liability, unless it shall have been furnished with reasonable indemnity satisfactory to it; and (d) may rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter, telex, telegram, or other document or security delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties.

The Company also agrees neither KBW , nor any of its affiliates nor any officer, director, employee or agent of KBW or any of its affiliates, nor any person controlling KBW or any of its affiliates, shall be liable to any person or entity, including the Bank, by reason of any error of judgment, or for any act done by it in good faith, or for any mistake of law or fact in connection with this agreement and the performance hereof, unless caused by or arising primarily out of KBW’s bad faith or gross negligence. The foregoing agreement shall be in addition to any rights that KBW, the Company or any Indemnified Party (as defined herein) may have at common law or otherwise, including, but not limited to, any right to contribution.

Putnam Bancorp, MHC

June 12th, 2015

Anything in this agreement to the contrary notwithstanding, in no event shall KBW be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if KBW has been advised of the likelihood of such loss or damage and regardless of the form of action.

Publicity: The Company agrees that, following the closing or consummation of an Offering, KBW has the right to place an announcement on its website and/or advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company and a general description of the Offering.

Indemnification: The Bank agrees to indemnify and hold harmless KBW and its affiliates, the respective partners, directors, officers, employees, and agents of KBW and its affiliates and each other person, if any, controlling KBW or any of its affiliates and each of their successors and assigns (KBW and each such person being an “Indemnified Party”) to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under applicable federal or state law, or otherwise, related to or arising out of the engagement of KBW pursuant to, and the performance by KBW of the services contemplated by, this letter, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred, including expenses incurred in connection with investigation, preparing for or defending any such action or claim whether or not in connection with pending or threatened litigation, or any action or proceeding arising therefrom, whether or not KBW is a Party. The Bank will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from KBW’s bad faith or gross negligence.

If the indemnification provided for in the foregoing paragraph is judicially determined to be unavailable (other than in accordance with the terms hereof) to any person otherwise entitled to indemnity in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such person hereunder, the Bank shall contribute to the amount paid or payable by such person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Bank, on the one hand, and KBW, on the other hand, of the engagement provided for in this Agreement or (ii) if the allocation provided for in clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Bank and KBW, as well as any other relevant equitable considerations; provided, however, in no event shall KBW’s aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by KBW under this Agreement. For the purposes of this Agreement, the relative benefits to the Bank and to KBW of the engagement under this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Bank in the Conversion and the Offerings that are the

Putnam Bancorp, MHC

June 12th, 2015

subject of the engagement hereunder, whether or not consummated, bears to (b) the fees paid or to be paid to KBW under this Agreement.

This letter constitutes the entire Agreement between the parties with respect to the subject matter hereof and can be altered only by written consent signed by the parties. This Agreement is governed by the laws of the State of New York applicable to contracts executed in and to be performed in that state, without regard to such state’s rules concerning conflicts of laws. Any right to trial by jury with respect to any claim or action arising out of this agreement or conduct in connection with the engagement is hereby waived by the parties hereto.

If the foregoing correctly sets forth our mutual understanding, please so indicate by signing and returning the original copy of this letter to the undersigned.

Very truly yours,

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Patricia A. McJoynt	Date:	6-12-15
Patricia A. McJoynt
Managing Director

Putnam Bancorp, MHC

By:	/s/ Thomas A. Borner	Date:	6-16-15
Mr. Thomas A. Borner
Vice Chairman, President & CEO

Keefe, Bruyette & Woods

DATA PROCESSING RECORDS MANAGEMENT ENGAGEMENT TERMS

This document, which is integral to the Records Processing Services letter of the same date (together, the or this “Agreement”), applies to all records processing services (the “Services”) performed, unless a specific engagement letter is entered into for certain services. The Services are to be provided by Keefe, Bruyette & Woods (the “Agent”) to Putnam Bancorp, MHC, PSB Holdings, Inc., Putnam Bank and a new stock holding company to be formed (together, the “Company”) in connection with its reorganization from a mutual holding company and related stock offering (the “Stock Offering”) to be conducted pursuant to a Plan of Conversion and Reorganization (the “Plan”).

Section 1 - DUTIES OF KEEFE, BRUYETTE & WOODS

a.) The Agent hereby agrees to perform the Services set forth in this Agreement in a commercially reasonable manner, to comply with all timely, appropriate and lawful instructions received from duly authorized representatives of the Company. The Agent makes no warranties regarding the rendering of the Services (including, without limitation, warranties of merchantability, security, accuracy, noninfringement, and fitness for a particular purpose), and no additional warranties may be implied from the terms of this Agreement. The Company will: (i) inform all of its authorized representatives, which may include attorneys, agents and advisors, that the Agent shall act as the exclusive data processing records management agent and that they are authorized and directed to communicate with the Agent and to promptly provide the Agent with all information that is reasonably requested; (ii) cause the Agent to have adequate notice of, and permit the Agent to attend, meetings (whether in person or otherwise) where the Agent’s attendance is, in the discretion of the Agent, relevant, advisable or necessary; (iii) cause the Agent to receive, as they become available, copies of the documents relating to the Plan, the mutual-to-stock conversion and the Stock Offering, to the extent the Agent believes that such documents are necessary or appropriate for the Agent to perform the Services and (iv) cause the Agent to have adequate advance notice of any proposed changes to the Plan, the proposed Services or the Stock Offering timetable. Failure by the Company to keep the Agent timely and adequately informed or to provide the Agent with complete and accurate necessary information on a timely basis shall excuse the Agent’s delay in the performance of its Services and may be grounds for the Agent to terminate this Agreement pursuant to Section 2 hereof.

b.) The actions to be taken by the Agent hereunder are deemed by the parties to be ministerial only and not discretionary. The Agent, in its capacity as such, shall not be called upon at any time to give any advice regarding implementing the Plan. The Company shall have the sole responsibility to make any and all decisions with respect to implementing the Plan, including but not limited to decisions regarding which customer bank accounts are to be included in accountholder records provided to the Agent. The Agent may rely on records and information received and is not responsible for ensuring the completeness and accuracy of the accountholder records provided or processed.

c.) The Agent may rely upon the instructions and representations (whether oral or in writing) of the Company’s duly authorized representatives, without inquiry or investigation. The Agent shall

1

not be responsible for any action taken in reliance upon any signature, endorsement, assignment, certificate, order, request, notice or instruction (whether written or oral), or other instrument or document reasonably believed by it to be valid, genuine and sufficient in carrying out its duties hereunder. The Agent shall not be liable or responsible, and shall be fully authorized and protected for, acting or failing to act in accordance with any oral instructions or requests.

d.) The Agent may consult with legal counsel chosen in good faith as to Agent’s obligations or performance under this Agreement, and the Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel with respect to Agent’s obligations or performance under this Agreement.

e.) The Agent expects to subcontract certain data processing functions integral to the Services with any one or more of its affiliates or with any other party. The fees and expenses of such subcontractor shall not be billed to the Company, unless otherwise agreed to by the parties hereto in writing. Such subcontractor shall agree to comply with the provisions of this Agreement relating to Confidentiality (Section 3), Consumer Privacy (Section 4) and Process (Section 5).

f.) Neither Keefe, Bruyette & Woods nor any of its directors, managers, officers, employees, affiliates, subsidiaries or agents nor any of their respective controlling persons, heirs, representatives, estates, successors and assigns shall be liable, directly or indirectly, for any losses, claims, judgments, damages or expenses suffered or incurred by the Company, or any person claiming through it, arising out of or relating to the Services provided, other than for, subject to Section 1 g.) below, direct damages or expenses directly related solely to the bad faith, gross negligence or willful misconduct of the Agent as finally and specifically determined by a court of competent jurisdiction. Moreover, Keefe, Bruyette & Woods shall not be responsible nor liable for delays, errors or omissions arising from, relating to or made in connection with circumstances beyond its reasonable control, including but not limited to, acts or omissions of the Company or any of its advisors or agents, acts of governmental authorities, acts of civil commotion or riot, insurrection, acts of military authority, war or acts of war or terrorism, national emergencies, labor difficulties, fire, flood, weather-related problems, acts of God or nature, mechanical or electrical breakdown, computer problems, failure or unavailability of communications or power supply or any change in law or regulation materially affecting the Agent or the Company.

g.) The Agent shall not be liable for any action taken, suffered, or omitted by it or for any error or judgment made by it in the performance of its duties under this Agreement, except for acts or omissions directly relating solely to the Agent’s bad faith, gross negligence or willful misconduct as finally and specifically determined by a court of competent jurisdiction. In no event shall the Agent be liable for: (i) acting in accordance with or relying upon any instruction, request, notice, demand, certificate, order or document from the Company or any authorized representative acting on its behalf or (ii) for any consequential, indirect, incidental, punitive, exemplary or special damages of any kind whatsoever (including but not limited to lost profits) even if the Agent has been advised of the possibility of such damages. Any liability of the Agent shall be limited to the amount of fees paid to the Agent for the Services performed by the Agent pursuant to this Agreement, in accordance with Section 7 hereof.

h.) The duties, responsibilities and obligations of the Agent shall be limited to those expressly set forth herein, and no duties, responsibilities or obligations shall be inferred or implied. The Agent, in its capacity as such, shall not be subject to, nor required to comply with, any other agreement between or among any or all of the parties hereto and/or any other person or entity, even though

2

reference thereto may be made herein or therein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any person or entity other than the Company. Except as may otherwise be set forth herein, the Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

i.) The parties hereto acknowledge that there are no third party beneficiaries to this Agreement, which is for the exclusive benefit of the parties hereto. No other person or entity or their respective heirs, successors and assigns shall be deemed to have any legal or equitable right, remedy or claim hereto.

j.) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Agent hereunder, the Agent will provide the Company a reasonable opportunity to resolve such uncertainty or ambiguity and in the event that such uncertainty or ambiguity is unresolved the Agent may, in its sole discretion, take any action it deems appropriate or refrain from taking any action unless and until the Agent receives written instructions from the Company clarifying the ambiguity or uncertainty, and the Agent shall not be liable for acting or the failure to take any action during this period. In the event of any disagreement between the Company and any other person or entity resulting in adverse claims and demands being made herein or affected hereby, the Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition under this Agreement, and in so doing shall be entitled to continue to refrain from acting until: (i) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court of competent jurisdiction or (ii) all differences shall have been settled by agreement among the adverse claimants and the Company or other persons or entities and the Agent shall have been notified in writing of such agreement signed by the Company and the adverse person(s) or entity(ies). In the event of such disagreement, the Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction all property in the Agent’s possession pursuant to the terms of this Agreement, together with such legal proceedings as the Agent deems appropriate, and thereupon the Agent shall be discharged from all further duties under this Agreement. The filing of any such legal proceeding shall not deprive the Agent of compensation or expenses paid or payable hereunder for Services, and the Agent shall not be liable with respect to any suspension of performance, delay or otherwise as a result of the tendering of such property. The Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve the Agent in any cost, expense, loss or liability unless indemnification, satisfactory to the Agent, in its sole discretion, shall be furnished by the Company. The Agent shall be indemnified for all reasonable costs (including employee time at the employee’s hourly rate determined by his annual salary) and reasonable attorneys’ fees and expenses in connection with any such action.

Section 2 - COMMENCEMENT AND TERMINATION OF AGREEMENT

This Agreement shall commence immediately upon execution hereof by all parties and shall continue in force until the consummation or termination of the Stock Offering and mutual-to-stock conversion or the termination of this Agreement. This Agreement may only be terminated by the Company for cause due to action by the Agent constituting a material violation of applicable law or a material breach of this Agreement, which breach remains uncured for ten (10) business days after written notice of such breach is delivered by the Company to the Agent. This Agreement may only be terminated by the Agent in the event of: one or more of the following: (i) termination of the

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separate agreement designating the Agent as conversion advisor and marketing agent related to the mutual-to-stock conversion and related Stock Offering; (ii) circumstances described in Section 1 j.) hereof; (iii) action by the Company constituting a material violation of applicable law or a material breach of this Agreement (including as described in Section 1 a.) hereof) or failure to pay the fees and expenses of the Agent) which breach remains uncured for ten (10) business days after written notice of breach is delivered by Keefe, Bruyette & Woods to the Company or (iv) any proceeding in bankruptcy, reorganization, rehabilitation, guaranty fund action, receivership or insolvency is commenced by or against the Company, the Company shall become insolvent, or cease paying its obligations as they become due.

Section 3 - CONFIDENTIALITY

a.) The parties hereto will: (a) hold, and will cause their respective employees, officers, directors and authorized representatives (including attorneys, advisors and agents) to hold, in strict confidence, unless compelled to disclose by judicial, regulatory or administrative process and then (i) only with written notice prior to disclosure to the disclosing party and (ii) still maintaining the confidential status of any such documents and information, all documents and information, in any medium (the “Information”), concerning the disclosing party, whether the Information is furnished to the receiving party by the disclosing party or its representatives in connection with this Agreement or the Information is received, transmitted, created, generated or otherwise processed by the receiving party based, in whole or in part, upon the Information of the disclosing party, except to the extent that such Information can be shown to have been (A) previously known by the receiving party other than through a breach of a confidentiality agreement by a third party; (B) in the public domain through no fault of the receiving party or (C) later lawfully acquired by the receiving party from other sources) (the “Confidential Information”), (b) not use such Confidential Information except for the purposes set forth herein and (c) unless prior written consent is obtained, release Confidential Information only to persons described in this Section 3 (a). It is understood by the parties hereto that the receiving party shall be deemed to have satisfied its obligation to hold the Confidential Information confidential if it exercises the same care as it takes to preserve the confidentiality of its own similar information.

b.) The parties hereto agree to the use of facsimile, email and voicemail as means to communicate both sensitive and non-sensitive information related to the Services.

Section 4 - CONSUMER PRIVACY

a.) In connection with this Agreement, the Company will cause the Agent to be provided Information, which will include nonpublic personal data regarding customers and bank account records. Unless required by law or unless prior written consent is obtained from the Company, the Agent will not knowingly disclose any such nonpublic personal data except to persons described in Section 3 a.), in connection with performing the Services.

b.) The Agent (or its agents) has implemented and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, to prevent unauthorized access to or use of, and to ensure the proper disposal, of nonpublic personal data regarding customers and bank accounts records. Notwithstanding the foregoing, given the nature of electronic communications and the Internet, the Agent makes no absolute guarantees regarding the safety and security of any data transmitted over or accessible via the Internet or any other public networks.

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c.) Upon consummation of the Stock Offering or termination of this Agreement, at the written request of the Company, and at its sole expense, the Agent shall use its reasonable efforts to transfer to the Company or destroy all physical or electronic Confidential Information, including nonpublic personal data regarding customers and bank account records (excluding data, software and documentation proprietary to the Agent (or its agents)) and shall not retain copies of such data and documentation; provided however, that the Agent (and its agents) may retain copies to the extent necessary, but only for as long as necessary, to comply with legal, regulatory and archival requirements.

Section 5 - PROCESS

If at any time the Agent is served with any judicial or administrative order, judgment, decree, motion, writ, or other form of judicial or administrative process which in any way affects any property of the Company, the Agent is authorized to comply therewith in any reasonable manner as it or its legal counsel of its own choosing deems appropriate; provided that the Agent shall endeavor to give notice thereof to the Company. If the Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Agent shall not be liable to any of the parties, or to any other person or entity, even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

Section 6 - INDEMNIFICATION

The Company hereby agrees to indemnify and hold harmless the Agent, its directors, officers, employees, affiliates, subsidiaries, agents, and each of their controlling persons, if any (within the meaning of Section 15 of the Securities Act of 1933, as amended), or Section 20(a) of the Securities Exchange Act of 1934, as amended, and their respective heirs, representatives, successors and assigns (together, the “Agent Group”) against any loss, liability, claim or expense (“Loss”), joint or several, to which the Agent Group may become subject, under any federal or state law or regulation, at common law, in equity or otherwise, insofar as such Loss (or actions in respect thereof) arises out of or is based on or is in connection with or is related to this Agreement and the Services, except to the extent the Agent is finally found, by a court of competent jurisdiction, to have engaged in bad faith, willful misconduct or gross negligence. The Company agrees to advance or reimburse the Agent Group (or any one or more of them) within fifteen (15) business days of a written request therefor in connection with investigating, preparing or defending against any such loss, claim, damage, liability or action by the Agent Group (or any one or more of them). The indemnification obligations of the Company as provided above are in addition to any liabilities that the Company may have under other agreements, under common law or otherwise.

The Agent agrees to indemnify and hold harmless the Company, their directors and officers, agents, servants and employees and each of their controlling persons, if any (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), and their respective heirs, representatives, successors and assigns (together, the “Company Group”) against any Loss, joint or several, as to which the Company Group may become subject, under any federal or state law or regulation, at common law, in equity or otherwise, insofar as such Loss (or actions in respect thereof) arises out of or is based on or is in connection with or is related to this Agreement and the Services, except to the extent the Company is finally found, by a court of competent jurisdiction, to have engaged in bad faith, willful misconduct or gross negligence.

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The Agent agrees to advance or reimburse the Company Group (or any one or more of them) within fifteen (15) business days of a written request therefor in connection with investigating, preparing or defending against any such loss, claim, damage, liability or action by the Company Group (or any one or more of them). The indemnification obligations of the Agent as provided above are in addition to any liabilities that the Company may have under other agreements, under common law or otherwise.

Section 7 - LIMIT OF LIABILITY

The Agent will provide the Services with due care, in a timely manner, so the provisions of this section establishing a limit of liability will not apply if, as determined in a judicial proceeding, we performed our services with bad faith, gross negligence or willful misconduct. However, our engagement with you is not intended to shift risks normally borne by you to us. With respect to any services or work product or this engagement for Services in general, the liability of the Agent and its personnel shall not exceed the fees we receive for the portion of the work giving rise to liability nor include any special, consequential, incidental, or exemplary damages or loss nor any lost profits, savings, or business opportunity. A claim by Company for a return of fees paid to the Agent by the Company for the Services performed by the Agent pursuant to this Agreement shall be the sole and exclusive remedy for any damages. This limitation of liability is intended to apply to the full extent allowed by law, regardless of the grounds or nature of any claim asserted.

Section 8 - SURVIVAL OF OBLIGATIONS

The covenants and agreements of the parties hereto, including Sections 6 and 7 above, will remain in full force and effect and will survive the consummation of the Stock Offering and mutual-to-stock conversion or the termination of this Agreement, and the Agent Group shall be entitled to the benefit of the covenants and agreements thereafter.

Section 9 - AGREEMENT

a.) This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes any other agreements, either oral or written, among the parties hereto with respect to the specific subject matter hereof, but not any engagement, underwriting, agency or other agreements among the parties pursuant to which Keefe, Bruyette & Woods is acting as the Company’s financial advisor, underwriter, placement agent, investment banker or in any similar capacity. Except for Section 1 e) of this Agreement, each party hereto acknowledges that no representation, inducement, promise or agreement, written, oral or otherwise, has been made by any party, or anyone acting on behalf of any party, which is not embodied or expressly stated herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding in relation to the Services. The Company hereby acknowledges and agrees that: (i) Keefe, Bruyette & Woods has made full and complete disclosure to the Company of the possibility or existence of any conflict of interest resulting from Keefe, Bruyette & Woods serving as both data processing records management agent pursuant to this Agreement and as financial advisor, underwriter, placement agent, investment banker or in any similar capacity pursuant to a separate agreement and (ii) having received full disclosure thereof, the Company hereby waives any such conflict of interest and consents to Keefe, Bruyette & Woods serving in such dual capacity.

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b.) This Agreement may be enforced only by the parties hereto and shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. Each of the parties hereto hereby submits to the personal jurisdiction of, and each agrees that all proceedings relating hereto shall be brought in, courts located within the State of New York. Each of the parties waives the right to a trial by a jury. To the extent that in any jurisdiction any party hereto may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each party hereto waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder.

c.) This Agreement may be executed in several counterparts, which taken together, shall constitute one and the same document. All section headings used herein are for convenience and ease of reference only and do not constitute part of this Agreement and shall not be referred to for the purpose of defining, interpreting, construing or enforcing any of the provisions of this Agreement. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties to this Agreement may require.

d.) This Agreement may not be assigned by any party without the prior written consent of the other parties hereto and any purported assignment made in violation of the foregoing shall be void and have no legal effect; except that consent is not required for an assignment to a Keefe, Bruyette & Woods affiliate or successor in interest. This Agreement may be modified only by a written amendment signed by all of the parties hereto and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged. No waiver of the breach of any provision or term of this Agreement shall be deemed or construed to be a waiver of any other or subsequent breach.

e.) No implied duties or obligations shall be read into this Agreement against the Agent, and the Agent, in its capacity as such, shall not be bound by any provision of any agreement between the Company and any other person or entity other than this Agreement, and the Agent shall have no duty to inquire into, or to take into account its knowledge of, the terms and conditions of any agreement made or entered into in connection with this Agreement.

f.) Should any term or provision, or portion of such provision, of this Agreement be invalid or unenforceable, the scope thereof or the period covered thereby or otherwise, such term, provision, or portion of such provision, shall be deemed to be reduced and limited to enable Keefe, Bruyette & Woods or the Company, as applicable, to enforce it to the maximum extent permissible under the laws and public policies applied under the jurisdiction in which enforcement is sought. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement which shall be construed to preserve, to the maximum extent permissible, the intent and purposes of this Agreement. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such terms or provisions in any other jurisdiction.

g.) The Agent, in furnishing services to the Company under this Agreement, is acting only as an independent contractor and is not a fiduciary of, nor will its entering into this Agreement give rise to fiduciary duties to, the Company. The Agent does not undertake by this Agreement or otherwise

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to perform any obligation of the Company, whether regulatory, contractual, or otherwise. The Agent has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by the Agent under this Agreement unless otherwise provided in this Agreement. The Company understands and agrees that the Agent may perform services substantially similar to those to be performed hereunder for others, and nothing herein is intended to restrict or prohibit the Agent from performing such services for others.

h.) All media releases, public announcements and public disclosures by either party or its agents relating to this Agreement or the subject matter of this Agreement, but not including any announcement intended solely for internal distribution at such party or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of such party, shall be coordinated with and approved by the other party prior to the release thereof, which approval shall not be unreasonably withheld.

Section 10 - NOTICES

Except as otherwise contemplated by this Agreement, all notices, demands, requests or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement, other than in the normal course of conducting the Services, can be by certified or registered mail, personal delivery or transmitted by any standard form of telecommunication with proof of delivery addressed as follows:

(a)	If to the Agent:

Keefe, Bruyette & Woods

70 W. Madison, Suite 2401

Chicago, IL 60602

Attn: Patricia A. McJoynt

Telephone: (312) 423-8272

Fax: (312) 423-8232

If to the Company:

Putnam Bank

40 Main Street

Putnam, CT 06260

Attn: Thomas A. Borner

Telephone: (860) 928-6501

Each party may designate by notice in writing a new address/addressee to which any notice, demand, request or communication may thereafter be provided.

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Exhibit C to Agency Agreement

Form of Opinion of Luse Gorman, PC, to be addressed to the Agent.

(i) The Holding Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii) The Holding Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(iii) The Bank is an organized and validly existing Connecticut-chartered stock savings bank and is duly authorized to conduct its business and own its property as described in the Registration Statement, the Prospectus and in any Permitted Free Writing Prospectus. All of the outstanding capital stock of the Bank is duly authorized and, upon payment therefor, will be validly issued, fully-paid and non-assessable and, immediately upon completion of the Conversion, will be owned by the Holding Company free and clear of any liens, encumbrances, claims or other restrictions.

(iv) The MHC has been organized and is validly existing as a federally-chartered mutual holding company, and the corporate existence of the MHC shall cease immediately following the completion of the Conversion. The MHC has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and in any Permitted Free Writing Prospectus.

(v) The Mid-Tier Holding Company has been organized and is validly existing as a federally-chartered stock holding company, and the corporate existence of the Mid-Tier Holding Company shall cease immediately following the completion of the Conversion. The Mid-Tier Holding Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and any Permitted Free Writing Prospectus.

(vi) Each of the Subsidiaries has been duly incorporated and is validly existing as a stock corporation in good standing under the laws of the State of Connecticut. Each of the Subsidiaries has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

(vii) The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending or, to such counsel’s knowledge, threatened.

(viii) The authorized capital stock of the Holding Company consists of 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. Immediately following the consummation of the Conversion, the authorized, issued and outstanding Common Shares of the Holding Company will be consistent with that set forth in the Prospectus under the caption “Capitalization,” and no shares of capital stock of the Holding Company have been issued prior to the Closing Date (except for 100 shares issued to the Mid-Tier Holding Company to facilitate the Conversion, which shares have been cancelled); the Common Shares have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, the Registration Statement and the Prospectus, will be duly and validly issued and fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Holding Company to the extent payment therefor in cash has not been received by the Holding Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, the issuance of the Shares is not subject to preemptive rights arising by operation of federal or state laws and regulations or the Holding Company’s articles of incorporation (other than subscription rights as provided in the Plan). To such counsel’s knowledge, the Shares will not, when issued, be subject to any liens, charges, encumbrances or other claims created by the Holding Company.

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(ix) The Primary Parties have the requisite corporate power and authority to enter into the Agreement and to consummate the transactions contemplated thereby and by the Plan. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action of the Primary Parties; and this Agreement is a legal, valid and binding obligation of the Primary Parties, enforceable against the Primary Parties, in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of federally insured savings institutions or their holding companies as applicable, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law, regulation or public policy with respect to the indemnification and/or contribution provisions contained herein and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(x) The Conversion Application and the Holding Company Application were approved by the Federal Reserve Board, and comply as to form in all material respects with the regulations of the Federal Reserve Board, and the Connecticut Application was approved by the Connecticut Banking Department, and complies as to form in all material respects with the regulations of the Connecticut Banking Department, it being understood, however, that (i) no opinion need be rendered with respect to the financial statements, notes to financial statements, stock valuation information and other financial, tabular and statistical data included therein; (ii) in passing upon the compliance as to form of the Holding Company Application, the Conversion Application and the Connecticut Application, counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein except as otherwise provided in its opinion, and (iii) no opinion is rendered with respect to the business plan or the appraisal report. Such counsel has been advised by the Federal Reserve Board, the Connecticut Banking Department and the Commission that no order has been issued by the Federal Reserve Board, the Connecticut Banking Department or the Commission and, to the knowledge of such counsel, no order has been issued by any state authority, to prevent the Conversion or the offer, sale or issuance of the Shares, or to suspend the Offering or the use of the Prospectus, and such counsel has been advised by the Federal Reserve Board, the Connecticut Banking Department and the Commission that no action for such purposes has been instituted and, to the knowledge of such counsel, no action for such purposes has been threatened by the Federal Reserve Board, the Connecticut Banking Department, the Commission, or any other state or federal authority; and, to the knowledge of such counsel, no person has sought to obtain regulatory or judicial review of the final action of the Federal Reserve Board or the Connecticut Banking Department approving the Plan, the Conversion Application, the Holding Company Application, the Connecticut Application or the Prospectus or to otherwise prevent the Conversion or the offer, sale or issuance of the Shares.

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(xi) At the time of its use, the Depositors’ Proxy Statement complied as to form in all material respects with the requirements of the Conversion Regulations except as waived or otherwise approved by the Federal Reserve Board.

(xii) The Plan has been duly adopted by the required vote of the directors of each of the Primary Parties and, based solely on the report of the inspectors of election, by the required vote of the Bank’s depositors and the Mid-Tier Holding Company’s shareholders.

(xiii) All conditions imposed in writing by the Federal Reserve Board and any other applicable regulator in connection with its approval of the Conversion, the Conversion Application and the Holding Company Application have been satisfied, other than any post-closing filings and submissions, and no further approval, registration, authorization, consent or other written order of any federal regulatory agency is required in connection with the execution and delivery of this Agreement, the consummation of the Conversion and the issuance of the Shares, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the FINRA (as to which no opinion need be rendered).

(xiv) The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus and any Permitted Free Writing Prospectus pursuant to Rule 424(b) or Rule 433 has been made within the time period required by Rule 424(b) or Rule 433, and no stop order proceedings with respect thereto have been instituted or are pending or threatened under the 1933 Act.

(xv) At the time the Conversion Application, including the Prospectus contained therein, was approved by the Federal Reserve Board, the Conversion Application, including the Prospectus contained therein, complied as to form with the requirements of the Conversion Regulations except as waived or otherwise approved by the Federal Reserve Board (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered). At the time the Connecticut Application was approved by the Connecticut Banking Department, the Connecticut Application complied as to form with the requirements of the regulations of the Connecticut Banking Department except as waived or otherwise approved by the Connecticut Banking Department (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered).

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(xvi) At the time that the Registration Statement, including the Prospectus, became effective, (A) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (B) the Prospectus (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; it being understood, however, that in passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein except as otherwise expressly provided in this opinion.

(xvii) The terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and Prospectus, and the form of certificate used to evidence the Shares complies with the laws of the State of Maryland.

(xviii) No action, suit or proceeding at law or in equity is pending or, to such counsel’s knowledge, threatened against or affecting any of the Primary Parties or any of their properties before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the consummation of the transactions contemplated by the Agreement or which is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

(xix) None of the Primary Parties are required to be registered as an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended and, upon completion of the Conversion and the Offering and the issuance of the Shares and the application of the net proceeds from the sale of the Shares, neither the Holding Company nor the Bank will be required to be registered as an investment company or an entity controlled by an investment company under the Investment Company Act of 1940.

(xx) To such counsel’s knowledge, none of the Primary Parties is in violation of any written directive from the Federal Reserve Board, the FDIC or the Connecticut Banking Department to make any material change in the method of conducting its respective business.

(xxi) To such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, Holding Company Application, the Connecticut Application, the Registration Statement, the General Disclosure Package or the Prospectus or required to be filed as exhibits to the Conversion Application and the Registration Statement that are not so filed or described as required. The descriptions in the Conversion Application, Holding Company Application, the Connecticut Application, the Registration Statement, the General Disclosure Package and the Prospectus summarizing such documents and exhibits are accurate in all material respects and fairly present, in all material respects, the information required to be shown.

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(xxii) The Conversion has been effected by the Holding Company and the Bank in all material respects in accordance with the Conversion Regulations and the Federal Reserve Board’s approvals issued thereunder, except to the extent that the Federal Reserve Board shall have specifically waived the Conversion Regulations or any conditions or requirements contained in the Federal Reserve Board’s approvals.

(xxiii) None of the Primary Parties is currently in violation of its articles of incorporation, charter or bylaws or in default or violation of any obligation, agreement, covenant, instrument or condition contained in any agreement filed as an exhibit to the Registration Statement, except for such defaults or violations that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not: (a) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Primary Parties pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to the Registration Statement, which violation would have a Material Adverse Effect; (b) violate the provisions of the articles of incorporation, charter or bylaws of any of the Primary Parties; or (c) result in any violation of or conflict with any applicable federal or state law, act, regulation (except that no opinion with respect to the securities and Blue Sky laws of various jurisdictions or the rules or regulations of the FINRA need be rendered).

(xxiv) The information in the Prospectus under the captions “Our Dividend Policy,” “Regulation and Supervision,” “Federal and State Taxation,” “The Conversion and Offering,” “Restrictions on Acquisition of PB Bancorp, Inc.” and “Description of PB Bancorp, Inc. Capital Stock” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions is complete and accurate in all material respects. The descriptions in the Prospectus summarizing statutes or regulations are accurate summaries in all material respects and fairly present, in all material respects, the information required to be shown.

(xxv) The Holding Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Connecticut. Each of the MHC and the Mid-Tier Holding Company and each of the Subsidiaries have the authority to transact business in the State of Connecticut.

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In addition, such counsel shall state that during the preparation of the Conversion Application, the Holding Company Application, the Connecticut Application, the Registration Statement and the Prospectus, they participated in conferences with management of, the independent public accountants for, and other representatives of, the Holding Company and the Bank. Based upon such conferences and such review of corporate records of the Holding Company and the Bank as such counsel conducted in connection with the preparation of the information contained in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and the Proxy Statement, nothing has come to their attention that would lead them to believe that the Registration Statement (except for the financial statements and schedules, notes to financial statements, stock valuation information or other financial or statistical data included therein or omitted therefrom, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules, notes to financial statements, stock valuation information or other financial or statistical data included therein or omitted therefrom, as to which counsel need make no statement), at the time the Registration Statement became effective or at the Closing Time, or that the General Disclosure Package as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, on certificates of public officials, certificates or opinions of other counsel reasonably satisfactory to the Agent, and as to matters of fact, officers’ certificates. Such counsel’s opinion need refer only to matters of federal law and the Maryland General Corporation Law, and with respect to Primary Parties’ and the Subsidiaries’ authority to transact business in the State of Connecticut (opinion xxv), and, with respect to enforceability, New York law, and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Agent. Such counsel’s opinion shall specifically state that Kilpatrick Townsend & Stockton LLP, as counsel to the Agent, may rely on its opinions included therein in providing its opinion to the Agent as contemplated by the Agreement.

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Exhibit D to Agency Agreement

Directors and Executive Officers of the Holding Company:

Charles W. Bentley, Jr.

Thomas A. Borner

Robert J. Halloran, Jr.

Paul M. Kelly

Richard A. Loomis

John P. Miller

Charles H. Puffer

Jitendra K. Sinha

Exhibit E to the Agency Agreement

_____________, 2015

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor
New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Keefe, Bruyette & Woods, Inc. (“KBW”) proposes to enter into an Agency Agreement (the “Agency Agreement”) with PB Bancorp, Inc., a Maryland corporation (the “Company”), PSB Holdings, Inc., a federal corporation, Putnam Bank, a Connecticut-chartered stock savings bank, and Putnam Bancorp, MHC, a federally-chartered mutual holding company (together the “Primary Parties”), providing for the public offering (the “Public Offering”) by KBW of up to 3,953,125 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

To induce KBW to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of KBW, it will not, during the period beginning on the date of the final prospectus relating to the subscription offering (the “Subscription Offering Prospectus”) and ending 90 days after the Closing Date (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock, or (3) announce any intention to take any of the foregoing actions, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence or (d) transfers pursuant to the exercise, other than a cashless exercise through a broker, by the undersigned of stock options that have been granted by the Mid-Tier Company prior to, and are outstanding as of, the date of the Agency Agreement, where the Stock or Mid-Tier Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (e) the withholding of Stock or Mid-Tier Stock to satisfy tax withholding obligations upon the vesting of restricted stock, or (f) with the prior written consent of the Representative.

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In addition, the undersigned agrees that, without the prior written consent of KBW, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify KBW of any earnings release, news or event that may give rise to an extension of the initial Restricted Period.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or KBW that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and KBW are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Agency Agreement, the terms of which are subject to negotiation between the Company and KBW.

[Signature on Following Page]

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Very truly yours,

(Name)

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